AGREEMENT AND PLAN OF REORGANIZATION

                                  By and Among

                     VERMONT FINANCIAL SERVICES CORPORATION


                              EASTERN BANCORP, INC.

                                       and

                            VERMONT FEDERAL BANK, FSB






                                November 13, 1996

                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of November 13, 1996, by and among Vermont Financial Services Corporation, a Delaware Corporation (the "Buyer"), Eastern Bancorp, Inc., a Delaware corporation (the "Seller") and Vermont Federal Bank, FSB, the wholly owned subsidiary of the Seller and a federal savings bank in stock form (the "Bank").

         The parties deem it advisable and in the best interests of their respective stockholders to consummate the business combination provided for herein.

         In consideration of the mutual covenants, representations, warranties and agreements contained herein, and in consideration of (a) the execution and delivery of the Seller Option Agreement (as hereinafter defined in Article I hereof) between the Seller and the Buyer, pursuant to which the Seller has on this day granted the Seller Option (as defined in Article I hereof) to the Buyer, and (b) the execution and delivery by the Principal Stockholders of the Seller Stockholders' Agreement (as such terms are defined in Article I hereof), each as a condition and inducement to the Buyer to enter into this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

         "Acquisition Merger" shall mean the merger of Seller with and into Buyer in accordance with the terms and conditions of this Agreement.

         "Acquisition Price" shall have the meaning ascribed thereto in Section 2.09(a) hereof.

         "Acquisition  Transaction"  shall have the meaning  ascribed thereto in
Section 5.03 hereof.

         "Adjusted Acquisition Price" shall have the meaning ascribed thereto in
Section 2.09(a) hereof.
         "Agreement" shall mean this Agreement and Plan of Reorganization by and among the Buyer, the Seller and the Bank.

         "Average  Closing  Price"  shall have the meaning  ascribed  thereto in
Section 2.09(a) hereof.

         "Bank" shall have the meaning ascribed thereto in the preamble to this agreement.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "Buyer" shall have the meaning ascribed thereto in the preamble to this Agreement.

         "Buyer  Balance  Sheet"  shall  have the  meaning  ascribed  thereto in
Section 3.05 hereof.

         "Buyer Common Stock" shall have the meaning ascribed thereto in Section 3.02(a) hereof.

         "Buyer Benefit Plan" shall have the meaning ascribed thereto in Section
3.18 hereof.

         "Buyer Pension Plan" shall have the meaning ascribed thereto in Section
3.18 hereof.

         "Buyer  Preferred  Stock"  shall have the meaning  ascribed  thereto in
Section 3.02(a) hereof.

         "Buyer Registration Statement" shall have the meaning ascribed thereto in Section 5.04 hereof.

         "Buyer Reports" shall have the meaning ascribed thereto in Section 3. l 2 hereof.

         "Buyer  Requisite  Vote"  shall have the  meaning  ascribed  thereto in
Section 3.04 hereof.

         "Cash  Conversion  Number" shall have the meaning  ascribed  thereto in
Section 2.14(e) hereof.

         "Cash  Designee  Shares"  shall have the  meaning  ascribed  thereto in
Section 2.14(e) hereof.

         "Cash Distribution" shall have the meaning ascribed thereto in Section 2.09(a) hereof.

         "Cash Election Designee Shares" shall have the meaning ascribed thereto in Section 2.14(e) hereof.

         "Cash  Election  Shares"  shall have the  meaning  ascribed  thereto in
Section 2.14(b) hereof.

         "Certificate" shall have the meaning ascribed thereto in Section 2.11(a) hereof.

         "Certificate  of Merger"  shall have the  meaning  ascribed  thereto in
Section 2.07 hereof.

         "Closing Date" shall mean the date on which the Effective Time occurs.

         "CMPs" shall have the meaning ascribed thereto in Section 3.13 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Companies" shall have the meaning ascribed thereto in Section 4.10(a) hereof.

         "Confidentiality Agreement" shall mean that certain letter agreement between the Buyer and the Seller dated August 15, 1996.

         "Confidential  Information"  shall have the meaning ascribed thereto in
Section 5.02(b) hereof.

         "Constituent  Corporations"  shall have the meaning ascribed thereto in
Section 2.01 hereof.

         "DGCL" shall mean the Delaware General Corporation Law, as amended.

         "Dissenting Holder" shall have the meaning ascribed thereto in section 2.09(c) hereof.

         "Dissenting Shares" shall have the meaning ascribed thereto in Section 2.09(c) hereof.

         "DOJ" shall mean the United States Department of Justice.

         "DPC Shares" shall have the meaning ascribed thereto in Section 3.16 hereof.

         "Effective Time" shall mean the specific time on the Closing Date at which the Acquisition Merger has become effective pursuant to the laws of the State of Delaware.

         "Election Deadline" shall have the meaning ascribed thereto in Section 2.14(c) hereof.

         "Election Form" shall have the meaning ascribed thereto in Section 2.14(a) hereof.

         "Election Form Record Date" shall have the meaning  ascribed thereto in
Section 2.11(b) hereof.

         "EPA" shall mean the United States Environmental Protection Agency.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean, with reference to any person, within the meaning of Section 414 (b), (c), (m) or (o) of the Code, (a) any member of a controlled group of corporations that includes such person, (b) any trade or business, whether or not incorporated, under common control with such person,
(c) any member of an affiliated service group with such person, and (iv) any member of a group that is treated as a single employer by regulation and that includes such person.

         "Exchange Act" shall have the meaning ascribed thereto in Section 3.05 hereof.

         "Exchange  Agent"  shall have the meaning  ascribed  thereto in Section
2.13 hereof.

         "Exchange Ratio" shall have the meaning ascribed thereto in Section 2.09(a) hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston, as applicable.

         "FTC" shall mean the Federal Trade Commission.

         "GAAP"  shall  mean  generally  accepted   accounting   principles  and
practices in effect from time to time within the United States applied consistently throughout the period involved.

         "HOLA" shall mean the Home Owners Loan Act of 1933, as amended.

         "Injunction" shall have the meaning ascribed thereto in Section 6.01(d) hereof.

         "IRS" shall mean the United States Internal Revenue Service.

         "Loans" shall have the meaning ascribed thereto in Section 4.24 hereof.

         "Mailing Date" shall have the meaning ascribed thereto in Section 2.11(b) hereof.

         "Material Adverse Effect" shall mean with respect to Buyer or Seller, or any other entity, a material adverse effect on the assets, liabilities, business, operations, results of operations or condition (financial or regulatory) of Buyer or Seller or such other entity, as the case may be, and its subsidiaries, taken as a whole.

         "Merger  Consideration"  shall  have the  meaning  ascribed  thereto in
Section 2.09(a) hereof.

         "Minimum Price" shall have the meaning ascribed thereto in Section 2.09(a) hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Nasdaq-NM" shall mean the National Association of Securities Dealers Automated Quotation - National Market.

         "No Election Cash Designee Shares" shall have the meaning ascribed thereto in Section 2.14(e) hereof.

         "No Election Designee Shares" shall have the meaning ascribed thereto in Section 2.14(e) hereof.

         "No Election Shares" shall have the meaning ascribed thereto in Section 2.14(b) hereof.

         "OCC" shall mean the Office of the Comptroller of the Currency of the United States Department of the Treasury.

         "OTS" shall mean the Office of Thrift Supervision of the United States Department of the Treasury.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Principal Stockholders" shall mean John A. Cobb, E. David Humphrey, W. Stevens Sheppard and James M. Sutton.

         "Proxy Statement" shall have the meaning ascribed thereto in Section 5.04(a) hereof.

         "Recapitalization"  shall have the meaning  ascribed thereto in Section
2.10 hereof.

         "Records" means all records and original documents in the Seller's possession which pertain to and are utilized by the Seller and its subsidiaries to administer, reflect, monitor, evidence or record information respecting Seller's consolidated business and operations, including but not limited to all records and documents relating to (a) corporate, regulatory, supervisory and litigation matters, (b) tax planning and payment of taxes, (c) personnel and employment matters, and (d) the business or conduct of the consolidated business of the Seller.

         "Requisite Regulatory Approvals" shall have the meaning ascribed thereto in Section 6.01(b) hereof.

         "SEC" shall have the meaning ascribed thereto in Section 3.04 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller" shall have the meaning ascribed thereto in the preamble to this Agreement.

         "Seller  Affiliates" shall have the meaning ascribed thereto in Section
5.06 hereof.

         "Seller Affiliates Agreement" shall mean the form of written agreement to be executed and delivered to the Buyer prior to the Effective Time by the Seller Affiliates, substantially in the form attached hereto as Exhibit C.

         "Seller  Balance  Sheet"  shall have the  meaning  ascribed  thereto in
Section 4.05 hereof.

         "Seller  Benefit  Plans"  shall have the  meaning  ascribed  thereto in
Section 4.11(a) hereof.

         "Seller  Common  Stock"  shall  have the  meaning  ascribed  thereto in
Section 4.02(a) hereof.

         "Seller Disclosure Schedule" shall have the meaning ascribed thereto in
Section 4.01(a) hereof.

         "Seller Option" shall mean the option granted to the Buyer pursuant to the Seller Option Agreement.

         "Seller  Option   Agreement"  shall  mean  that  certain  stock  option
agreement of even date herewith by and between the Buyer and the Seller in the form attached as Exhibit A.

         "Seller Other Plans" shall have the meaning ascribed thereto in Section 4.11(a) hereof.

         "Seller  Pension  Plans"  shall have the  meaning  ascribed  thereto in
Section 4.11(a) hereof.

         "Seller  Preferred  Stock" shall have the meaning  ascribed  thereto in
Section 4.02(a) hereof.

         "Seller  Reports"  shall have the meaning  ascribed  thereto in Section
4.15 hereof.

         "Seller Stock Option Plans" shall mean the 1984 and 1987 stock option plans of Seller.

         "Seller  Stockholders'   Agreement"  shall  mean  that  certain  letter
agreement of even date herewith executed and delivered to the Buyer by the Principal Stockholders in the form attached hereto as Exhibit B.

         "Seller  Requisite  Vote"  shall have the meaning  ascribed  thereto in
Section 4.04 hereof.

         "Stock  Conversion  Number" shall have the meaning  ascribed thereto in
Section 2.14(e) hereof.

         "Stock Distribution" shall have the meaning ascribed thereto in Section 2.09(a) hereof.

         "Stock Election Cash Designee Shares" shall have the meaning ascribed thereto in Section 2.14(e) hereof.

         "Stock  Election  Shares"  shall have the meaning  ascribed  thereto in
Section 2.14(b) hereof.

         "subsidiaries" shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

         "Surviving  Corporation"  shall have the  meaning  ascribed  thereto in
Section 2.01 hereof.

         "Tax" shall have the meaning ascribed thereto in Section 4.10(t)(A) hereof.

         "Tax Return" shall have the meaning ascribed thereto in Section 4.10(t)(B) hereof.

         "Termination Date" shall have the meaning ascribed thereto in Section 8.01(b) hereof.

         "Trust  Account  Shares"  shall have the  meaning  ascribed  thereto in
Section 3.16 hereof.

         "Valuation Period" shall have the meaning ascribed thereto in Section 2.09(a) hereof.

         "Vermont Commissioner" shall mean the Vermont Commissioner of Banking, Insurance and Securities.

                                   ARTICLE II

                             THE ACQUISITION MERGER

         2.01 Surviving  Corporation.  In accordance with the provisions of this
Article II and Section 251 of the DGCL, at the Effective Time, Seller shall be merged with and into Buyer (the two merging corporations being sometimes collectively referred to herein as the "Constituent Corporations") and the separate corporate existence of Seller shall cease. Buyer shall be the surviving corporation in the Acquisition Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall continue to be "Vermont Financial Services Corporation".

         2.02 Purposes and Authorized Capital Stock of Surviving Corporation. As of the Effective Time, the purposes and authorized capital stock of the Surviving Corporation shall be as stated in the Certificate of Incorporation of Buyer immediately prior to the Effective Time.

         2.03     Effect of the Acquisition Merger.

                  (a) At the Effective Time, all of the estate, property, rights, privileges, powers and franchises of the Constituent Corporations and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed, and all claims, demands, property and other interest shall be the property of the Surviving Corporation, and the title to all real estate vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Acquisition Merger, but shall be vested in the Surviving Corporation.

                  (b) From and after the Effective Time, the rights of creditors of any Constituent Corporation shall not in any manner be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause existing against such corporation, or any stockholder, director, or officer thereof, be released or impaired by the Acquisition Merger, but the Surviving Corporation shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Constituent Corporations in the same manner and to the same extent as if the Surviving Corporation had itself incurred such liabilities or obligations. The stockholders, directors, and officers of the Constituent

         Corporations shall continue to be subject to all liabilities, claims and demands existing against them as such at or before the Acquisition Merger. No action or proceeding then pending before any court or tribunal of the State of Delaware, the State of Vermont, the State of New Hampshire or otherwise in which any Constituent Corporation is a party, or in which any such stockholder, director, or officer is a party, shall abate or be discontinued by reason of the Acquisition Merger, but any such action or proceeding may be prosecuted to final judgment as though no merger had taken place, or the Surviving Corporation may be substituted as a party in place of any Constituent Corporation by the court in which such action or proceeding is pending.

         2.04 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Acquisition Merger or to otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out the purposes and intent of this Agreement.

         2.05 Certificate of Incorporation and By-laws. The Certificate of Incorporation and the By-Laws of Buyer, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation and shall thereafter continue to be the Surviving Corporation's Certificate of Incorporation and By-Laws until amended as provided therein or by applicable law.

         2.06 Directors and Officers. The directors and officers of the Surviving Corporation shall be the directors and officers of Buyer immediately prior to the Effective Time and, in addition, the Board of Directors of the Surviving Corporation shall include at least three (3) and up to four (4) additional persons to be designated by Buyer prior to the Effective Time, who shall be selected from among the members of Seller's Board of Directors, and each such director and officer shall hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. Subject to the first sentence of this Section 2.06, the exact number of Seller directors who shall be selected to serve on the Board of Directors of the Surviving Corporation upon the Effective Time shall be determined by Buyer in its sole discretion.

         2.07 Effective Time; Conditions. If all of the conditions precedent set forth in Article VI hereof have been satisfied or waived (to the extent permitted by law), and this Agreement has not otherwise been properly terminated under Article VIII hereof, the appropriate form of certificate of merger with respect to the Acquisition Merger shall be prepared by Buyer and Seller and filed and recorded pursuant to Section 251 of the DGCL with the Delaware Secretary of State (as so filed and recorded, the "Certificate of Merger"). The Acquisition Merger shall become effective at, and the Effective Time shall be, the time specified in the Certificate of Merger.

         2.08 Dissenters' Appraisal Rights. Any Dissenting Holder (i) who files with Seller an objection to the Acquisition Merger in writing before the approval of this Agreement by the stockholders of Seller and who states in such objection that he intends to demand payment for his shares of Seller Common Stock if the Acquisition Merger is concluded and (ii) whose shares of Seller Common Stock are not voted in favor of the Acquisition Merger shall be entitled to demand payment for his shares of Seller Common Stock and an appraisal of the value thereof, subject to and in accordance with the provisions of Section 262 of the DGCL.

         2.09     Effect on Outstanding Shares.

                  (a) Seller Common Stock. By virtue of the Acquisition Merger, automatically and without any action on the part of the holder thereof, and subject to and in accordance with Section 2.14 hereof, each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any such shares held directly or indirectly by Buyer, other than Trust Account Shares and DPC Shares, and any such shares held as treasury stock by Seller) shall become and be converted into either (i) an amount in cash equal to the sum of (x) $7.25 and (y) the product of 0.4900 and the Average Closing Price (such total per share purchase price being referred to herein as the "Acquisition Price" and such total per share cash amount being referred to herein as the "Cash Distribution") or (ii) the number of shares or fraction of a share of Buyer Common Stock, rounded to the nearest ten-thousandth of a share, equal to the number obtained by dividing the Acquisition Price by the Average Closing Price (such number being referred to herein as the "Exchange Ratio" or the "Stock Distribution"); provided, however, that if the Average Closing Price is greater than or equal to $39.96 per share the Acquisition Price shall equal $26.83 and if the Average Closing Price is less than or equal to $29.54 per share but greater than or equal to $26.06 per share the Acquisition Price shall equal $21.72. If the Average Closing Price is less than $26.06, the Acquisition Price shall equal the sum of (x) $7.25 and (y) the product of 0.5553 and the Average Closing Price. Notwithstanding the foregoing, however, if the Average Closing Price is less than $26.06 per share (the "Minimum Price"), then Seller shall have the right to terminate this Agreement pursuant to Section 8.01(f) of this Agreement, unless Buyer elects, in its sole discretion, to adopt $21.72 (the "Adjusted Acquisition Price") as the Acquisition Price. The parties hereto acknowledge and agree that the Acquisition Price shall be identical without regard to any election made pursuant to Section 2.14 hereof. As of the Effective Time, each share of Seller Common Stock held directly or indirectly by Buyer, other than Trust Account Shares and DPC Shares, and held by Seller as treasury stock shall be canceled, retired and cease to exist, and no payment shall be made with respect thereto. For purposes of this Agreement, "Average Closing Price" shall mean the average of the closing bid prices of shares of Buyer Common Stock as reported on the Nasdaq-NM composite transactions reporting system for the twenty consecutive trading days (the "Valuation Period") ending on the fifth business day prior to the Closing Date and "Merger Consideration" shall mean the shares of Buyer Common Stock and/or cash that holders of Seller Common Stock are entitled to receive hereunder. Subject to the provisions of Section 2.09(c) with respect to Dissenting Shares, each certificate which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock shall on and after the Effective Time be deemed for all purposes to represent the Merger Consideration into which the shares of Seller Common Stock represented by such certificate shall have been converted pursuant to this Section 2.09(a).

                  (b) Buyer Common Stock. Each share of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding upon the Effective Time and shall constitute one share of common stock of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate which immediately prior to the Effective Time represented outstanding shares of Buyer Common Stock shall on and after the Effective Time be deemed for all purposes to represent such like number of shares of Surviving Corporation Common Stock issued and outstanding as of the Effective Time in accordance with this Section 2.09(b).

                  (c) Dissenting Shares. No conversion under Section 2.09(a) hereof shall be made with respect to the shares of Seller Common Stock held by a Dissenting Holder (such shares being referred to herein as "Dissenting Shares"); provided, however, (i) each Dissenting Share outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, at or prior to the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the DGCL shall be deemed to be converted, as of the Effective Time, into the Merger Consideration payable with respect to such Dissenting Share in accordance with the terms of Section 2.09(a) hereof and (ii) each Dissenting Share outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the DGCL, shall be deemed to be converted, as of the Effective Time, into the Stock Distribution or the Cash Distribution as the Buyer shall determine in its sole and absolute discretion. For purposes of this Agreement, the term "Dissenting Holder" shall mean a holder of shares of Seller Common Stock who has demanded appraisal rights in compliance with the applicable provisions of the DGCL concerning the right of such holder to dissent from the Acquisition Merger and demand appraisal of such holder's shares of Seller Common Stock.

         2.10 Anti-Dilution. In the event that during the period beginning on the first day of the Valuation Period and ending on the Closing Date the outstanding shares of Buyer Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock (or other non-cash) dividend, stock split, reverse stock split, or other like changes in Buyer's capitalization (a "Recapitalization"), then an appropriate and proportionate adjustment shall be made to the number and/or kind of securities to be delivered to the holders of Seller Common Stock who are to receive the Stock Distribution so that each such holder of Seller Common Stock shall receive under

Section 2.09(a) hereof the number of shares of Buyer Common Stock and/or other securities that such holder would have received if the Recapitalization had occurred immediately after the Effective Time. Nothing contained in this Section
2.10 is intended to mean that Buyer may engage in a Recapitalization for the intended purpose of affecting the Average Closing Price in a way that would be adverse to the interests of Seller and its stockholders.

         2.11     Exchange Procedures.

                  (a) Certificates which represent shares of Seller Common Stock that are outstanding immediately prior to the Effective Time (each a "Certificate") and are converted into the Merger Consideration pursuant to this Article II shall, after the Effective Time, be deemed to represent the Merger Consideration into which such shares have been converted and shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for (i) new certificates representing the shares of Buyer Common Stock into which such shares have been converted and/or (ii) a check for the total cash amount into which such shares have been converted.

                  (b) Following the meeting of Seller's and Buyer's respective stockholders contemplated by Section 5.05 hereof and twenty-five business days prior to the anticipated Closing Date, or on such other date as may be mutually agreed upon by the parties (the "Mailing Date"), the Exchange Agent shall send to each holder of record of shares of Seller Common Stock outstanding as of five business days prior to the Mailing Date (the "Election Form Record Date"), transmittal materials and the Election Form as provided for in Section
         2.14 hereof (which materials and form shall be approved by Seller, which approval shall not be unreasonably withheld) for use in exchanging the Certificates for such shares for the Merger Consideration into which such shares of Seller Common Stock have been converted pursuant to this Article II. Upon surrender of a Certificate, together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate shall be entitled to receive, in exchange therefor, as soon as practicable following the Effective Time, a certificate for the number of shares of Buyer Common Stock and/or a check for the cash amount to which such holder is entitled, and such Certificate shall forthwith be canceled. Buyer shall use all reasonable efforts to cause the Exchange Agent to distribute the Merger Consideration as promptly as practicable to the former holders of the Certificates. No dividend or other distribution payable after the Effective Time with respect to Buyer Common Stock shall be paid to the holder of any unsurrendered Certificate representing Stock Election Shares until the holder thereof surrenders such Certificate in accordance with the provisions of this Article II and the transmittal materials, at which time such holder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto. No interest shall be paid on the cash amount payable with respect to any unsurrendered Certificate representing Cash Election Shares, and such cash amount shall be paid at such time as such Certificate is properly surrendered by the holder thereof. After the Effective Time, there shall be no transfers on the stock transfer books of Seller of shares of Seller Common Stock which were issued and outstanding at the Effective Time and converted pursuant to the provisions of this Article II. If, after the

         Effective Time, Certificates are presented for transfer to Seller, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof as determined in accordance with the provisions and procedures set forth in this Article II.

                  (c) In lieu of the issuance of fractional shares of Buyer Common Stock pursuant to the applicable provisions of Section 2.09(a) hereof, cash adjustments, without interest, shall be paid to the holders of Seller Common Stock in respect of any fractional share that would otherwise be issuable, and the amount of such cash adjustment shall be equal to an amount in cash determined by multiplying such holder's fractional interest by the Acquisition Price (rounded up to the nearest cent). For purposes of determining whether, and in what amounts, a particular holder of Seller Common Stock would be entitled to receive cash adjustments under this Section 2.11(c), shares of record held by such holder and represented by two or more Certificates shall be aggregated.

                  (d) After the Effective Time, holders of Seller Common Stock shall have no rights as stockholders of Seller, other than (i) to receive the Merger Consideration into which such shares of Seller Common Stock have been converted and fractional share payments, if any, pursuant to the provisions of Section 2.11(c) above and (ii) the rights afforded to any Dissenting Holder under applicable provisions of the DGCL.

                  (e) Any amounts remaining unclaimed by stockholders of Seller twenty-four months after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Buyer free and clear of any claims of interest of any person previously entitled thereto; provided, however, that Buyer shall send 30-days' prior written notice to former stockholders of Seller at such stockholders' last known addresses as reflected in Seller's stockholder records prior to Buyer's taking possession of any such unclaimed amounts

                  (f) Notwithstanding anything contained in this Section 2.11, neither Buyer, Seller, the Surviving Corporation nor any other person shall be liable to any former holder of shares of Seller Common Stock for any shares or any dividends or distributions with respect thereto or any other cash amounts properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed, and the receipt by Buyer of appropriate and customary indemnification, Buyer will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Article II.

                  (h) If any Merger Consideration is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including, but not limited to, that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange or other eligible guarantor institution), and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the delivery of the Merger Consideration in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         2.12 Treatment of Seller Stock Options. As soon as practicable following the date of the meeting of Seller's stockholders contemplated by
Section 5.05 hereof, and in any event not later than ten (10) business days prior to the Effective Time, each holder of a then outstanding stock option to purchase shares of Seller Common Stock pursuant to the Seller Stock Option Plans (it being understood that the aggregate number of shares of Seller Common Stock subject to purchase under such stock options is not or shall not at the Effective Time be more than 398,975 shares) shall be entitled to exercise such option (whether or not such option would otherwise have been exercisable) at the exercise price thereof, and if such options are not so exercised at such time prior to the Effective Time, then each such holder shall be entitled to elect by written notice to Buyer, delivered not later than such ten (10) business days prior to the Effective Time, one of the two following alternatives: (i) to receive, immediately prior to the Effective Time, from Seller in cancellation of each such option a cash payment in an amount equal to the excess of $24.28 over the per share exercise price of such option, multiplied by the number of shares covered by such option or (ii) to have each such option, upon the Effective Time, converted into an option to purchase shares of Buyer Common Stock with the following terms:

                           (A) the  number  of  shares  of  Buyer  Common  Stock
                  subject to such option shall be equal to the product of the number of shares of Seller Common Stock previously subject thereto and the Exchange Ratio, rounded down to the nearest whole share;

                           (B) the  exercise  price  per  share of Buyer  Common
                  Stock subject to such option shall be equal to the exercise price per share of Seller Common Stock previously subject thereto divided by the Exchange Ratio, rounded up to the nearest cent;

                           (C) the duration and other terms of such option shall
                  be unchanged, except that all references to Seller shall be deemed to be references to Buyer;

                           (D) Buyer shall assume the option as  contemplated by
                  Section 424(a) of the Code; and

                           (E) with respect to any such option that is an incentive stock option within the meaning of Section 422 of the Code, Buyer shall take such actions (other than delaying the date on which such option becomes exercisable beyond the date on which it would otherwise become exercisable pursuant to the terms thereof) as may be necessary or appropriate to cause such option, upon being converted into an option to purchase shares of Buyer Common Stock, to remain such an incentive stock option.

         If any such holder fails to either exercise such holder's options as provided for above or elect either of the other two foregoing alternatives, then such holder's options shall terminate at the Effective Time as provided in the Seller Stock Option Plans.

         2.13 Exchange Agent. Prior to the Election Form Record Date, Buyer shall appoint an exchange agent reasonably acceptable to Seller (it being acknowledged and agreed by Seller that Vermont National Bank is so acceptable) for the purpose of exchanging certificates representing shares of Buyer Common Stock for Certificates (the "Exchange Agent"). Buyer shall issue and deliver on the Closing Date to the Exchange Agent certificates representing the shares of Buyer Common Stock to be issued and shall deposit with the Exchange Agent the aggregate cash amount to be paid in consideration of the aggregate Cash Distribution and in lieu of fractional share interests, all in accordance with the terms of this Article II.

         2.14 Election Procedures. The election to receive shares of Buyer Common Stock or cash in exchange for shares of Seller Common Stock and the allocation of shares of Buyer Common Stock and cash among holders of shares of Seller Common Stock shall be conducted as follows:

                  (a) The Exchange Agent shall mail to each holder of record (or, in the case of individuals who have established individual retirement accounts ("IRAs"), to such individuals, treating each such individual and his or her IRA(s) as a single holder of record for this purpose) of shares of Seller Common Stock outstanding at the Election Form Record Date an election form (the "Election Form"), together with appropriate transmittal materials, on the Mailing Date.

                  (b) The Election Form shall permit a holder of shares of Seller Common Stock to elect, with respect to some or all of such holder's shares of Seller Common Stock, (i) to receive the Stock Distribution (the "Stock Election Shares"), (ii) to receive the Cash Distribution (the "Cash Election Shares"), or (iii) to indicate that such holder makes no election (the "No Election Shares").

                  (c) Any shares of Seller Common Stock with respect to which the holder thereof shall not, as of the Election Deadline (as defined below), have made such an election by submission to the Exchange Agent, of a properly completed Election Form shall be deemed to be No Election Shares. "Election Deadline" means 5:00 p.m., local time, on the fifteenth business day following but not including the Mailing Date or such other date as Buyer and Seller shall mutually agree upon in writing.

                  (d) Any  election  shall have been  properly  made only if the
         Exchange Agent shall have received a properly completed Election Form by the Election Deadline. Subject to Section 2.11(g) hereof, an Election Form will be properly completed only if accompanied by either
         (i) certificates representing all shares of Seller Common Stock covered thereby or (ii) an appropriate guarantee of delivery of such certificates as set forth in the Election Form from a member of a national securities exchange or the NASD, or a commercial bank or trust company in the United States, provided that if the certificates are not delivered by the time set forth in the guarantee of delivery (which time may not be later than two business days after the Election Deadline), the holder shall be entitled only to receive in respect of each share of Seller Common Stock represented by such certificates the Merger Consideration to be received by holders of No Election Shares, subject to the allocation and other provisions of this Section 2.14 and
         Section 2.11 hereof. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent, provided such notice is received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

                  (e) If the aggregate number of Stock Election Shares does not equal the Stock Conversion Number (as defined below), within ten business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, the Exchange Agent shall allocate among holders of shares of Seller
         Common Stock outstanding at the Effective Time the rights to receive with respect to each such share the Stock Distribution or the Cash Distribution as follows:

                  (i) if the number of Stock Election Shares is less than the Stock Conversion Number, then

                           (A) all Stock Election  Shares will be converted into
                  the right to receive the Stock Distribution,

                           (B) the  Exchange  Agent will  select,  on a pro rata
                  basis, first from among the holders of No Election Shares, a sufficient number of such shares ("No Election Designee Shares") such that the number of No Election Designee Shares will, when added to the number of Stock Election Shares, equal as closely as practicable the Stock Conversion Number, and all such No Election Designee Shares will be converted into the right to receive the Stock Distribution,

                           (C) if,  after  giving  effect to clauses (A) and (B)
                  above, the number of Stock Election Shares plus No Election Designee Shares is less than the Stock Conversion Number, the Exchange Agent will select, on a pro rata basis, from among the holders of Cash Election Shares, a sufficient number of such shares ("Cash Election Designee Shares") such that the number of Cash Election Designee Shares will, when added to the number of No Election Designee Shares and Stock Election Shares, equal as closely as practicable the Stock Conversion Number, and all Cash Election Designee Shares will be converted into the right to receive the Stock Distribution, and

                           (D) the  Cash  Election  Shares  and the No  Election
                  Shares not so selected as Cash Election Designee Shares or No Election Designee Shares, respectively, shall be converted into the right to receive the Cash Distribution; or

                  (ii) if the aggregate number of Stock Election Shares is greater than the Stock Conversion Number, then

                           (A) all Cash Election  Shares will be converted  into
                  the right to receive the Cash Distribution,

                           (B) the  Exchange  Agent will  select,  on a pro rata
                  basis, first from among the holders of No Election Shares, a sufficient number of such shares ("No Election Cash Designee Shares") such that the number of No Election Cash Designee Shares will, when added to the number of Cash Election Shares and Dissenting Shares, equal as closely as practicable the Cash Conversion Number (as defined below), and all No Election Cash Designee Shares will be converted into the right to receive the Cash Distribution,

                           (C) if,  after  giving  effect to clauses (A) and (B)
                  above, the number of Cash Election Shares plus No Election Cash Designee Shares plus Dissenting Shares is less than the Cash Conversion Number, the Exchange Agent will select, on a pro rata basis, from among the holders of Stock Election Shares, a sufficient number of such shares ("Stock Election Cash Designee Shares") such that the number of Stock Election Cash Designee Shares will, when added to the number of Cash Election Shares and No Election Cash Designee Shares and Dissenting Shares, equal as closely as practicable the Cash Conversion Number, and all Stock Election Cash Designee Shares will be converted into the right to receive the Cash Distribution, and

                           (D) the Stock  Election  Shares  and the No  Election
                  Shares not so selected as Stock Election Cash Designee Shares or No Election Cash Designee Shares, respectively, will be converted into the right to receive the Stock Distribution.

"Cash Conversion Number" means the number of outstanding shares of Seller Common Stock as of the Effective Time, including all Dissenting Shares, if any, multiplied by the ratio of $7.25 to the Acquisition Price. "Stock Conversion Number" means the number of outstanding shares of Seller Common Stock as of the Effective Time minus the Cash Conversion Number.

                  (f) The proration process to be used by the Exchange Agent shall be as the Exchange Agent deems equitable in its sole reasonable discretion, provided that each holder of Stock Election Shares shall, to the greatest extent possible, except for rounding to whole numbers of shares, be subject to the same degree of proration as each other holder of Stock Election Shares.

                  (g) In the event that this Agreement is duly terminated in accordance with Section 8.01 hereof after the Mailing Date, the Exchange Agent shall use all reasonable efforts to effect the prompt return of stock certificates representing shares of Seller Common Stock submitted thereto with Election Forms as provided for hereunder.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller and the Bank as follows:

         3.01     Corporate Organization.

                  (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to the Buyer, a Material Adverse Effect. The Buyer is a bank holding company duly registered with the Federal Reserve Board under the BHCA. The certificate of incorporation and the by-laws of Buyer, copies of which have been provided to Seller, are true, complete and correct copies of such documents as in effect on the date hereof.

                  (b) Each subsidiary of the Buyer is duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation. Each subsidiary of the Buyer has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would neither individually nor in the aggregate, result in, with respect to the Buyer, a Material Adverse Effect.

         3.02 Capitalization. The authorized capital stock of the Buyer consists of 20,000,000 shares of common stock, par value $1.00 per share (the "Buyer Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per share (the "Buyer Preferred Stock"). As of the close of business on October 31, 1996, there were 4,886,704 shares of the Buyer Common Stock issued and outstanding and no shares of the Buyer Preferred Stock issued and outstanding. As of the close of business on October 31, 1996, there were also 184,018 shares of the Buyer Common Stock held in the Buyer's treasury and 214,125 shares of the Buyer Common Stock reserved for issuance upon exercise of outstanding stock options. All issued and outstanding shares of the Buyer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         3.03     Authority; No Violation.

                  (a) The Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Buyer. The Board of Directors of Buyer has directed that this Agreement and the transactions contemplated hereby be submitted to the stockholders of Buyer for approval at a meeting of such stockholders and no other corporate proceedings on the part of the Buyer are necessary to consummate any of the transactions so contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Buyer and (assuming due authorization, execution and delivery by the Seller and the Bank) constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except that enforcement hereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

                  (b) Neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated by this Agreement, nor compliance by the Buyer with any of the terms or provisions of this Agreement, will (i) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer or any of its subsidiaries or any of their respective properties or assets, or, (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Buyer or any of its subsidiaries under, any of the terms, conditions or provisions of (A) the certificate of incorporation or other charter document of like nature or by-laws of the Buyer, or such Buyer subsidiary, as the case may be, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer or any of its subsidiaries is a party thereto as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not result, with respect to the Buyer, in a Material Adverse Effect.

         3.04 Consents and Approvals. Except for consents, waivers or approvals of, notice to, or filings or registrations with, the Federal Reserve Board, the DOJ, the FTC, the Vermont Commissioner, the Securities and Exchange Commission (the "SEC"), the NASD, the Delaware Secretary of State, and certain state "Blue Sky" or securities commissioners, no consents, waivers or approvals of, notices to, or filings or registrations with, any public body or authority are necessary, and no permits, consents, waivers, clearances, approvals or authorizations of or notices to any non-governmental or non-regulatory third parties (which term does not include the stockholders of the Buyer) are necessary, in connection with the execution and delivery by the Buyer of this Agreement or the consummation by the Buyer of the transactions contemplated by this Agreement (except Section 5.17 hereof). The affirmative vote of the holders of two-thirds of the outstanding shares of the Buyer Common Stock (the "Buyer Requisite Vote") is the only vote of the holders of any class or series of the Buyer's capital stock or other securities necessary to approve this Agreement and the transactions contemplated hereby, including without limitation the Acquisition Merger.

         3.05 Financial Statements. The Buyer has made available to the Seller copies of (a) the consolidated balance sheets of the Buyer and its subsidiaries as of December 31 for the fiscal years 1993 through 1995, inclusive, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in the Buyer's Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1993 through December 31, 1995 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Coopers & Lybrand LLP, independent accountants for the Buyer, and (b) the unaudited consolidated balance sheets of Buyer and its subsidiaries as of September 30, 1996 and September 30, 1995, the related unaudited consolidated statements of income and changes in stockholders' equity for the nine months ended September 30, 1996 and September 30, 1995 and the related unaudited consolidated statements of cash flows for the nine months ended September 30, 1996 and September 30, 1995, all as reported in Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 filed with the SEC under the Exchange Act. The December 31, 1995 consolidated balance sheet of the Buyer (the "Buyer Balance Sheet") (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q, 10-K and 8-K) to be filed by the Buyer with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Buyer and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of the

Buyer and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements and reflect only actual transactions.

         3.06 Absence of Undisclosed Liabilities. As of December 31, 1995, none of the Buyer or any of its subsidiaries had any obligation or liability (contingent or otherwise) that is material on a consolidated basis to the Buyer, or that when combined with all similar obligations or liabilities would be material on a consolidated basis to the Buyer, except as disclosed or reflected in the Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

         3.07 Broker's Fees. Neither the Buyer nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Buyer has engaged, and will pay a fee or commission to, Tucker Anthony Incorporated.

         3.08 Absence of Certain Changes or Events. Since December 31, 1995, the Buyer and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change in the assets, liabilities, business, operations, results of operations or condition of the Buyer or any of its subsidiaries which has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Buyer.

         3.09 Legal Proceedings. There is no pending or, to the Buyer's knowledge, threatened legal, administrative, arbitral, or other proceeding, claim, action or governmental investigation against Buyer or any subsidiary of the Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would have or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Buyer or otherwise materially adversely affect the Buyer's ability to perform its obligations under this Agreement, nor is there any judgment, decree, injunction, rule or order of any legal, administrative or governmental body or arbitrator outstanding against the Buyer or any subsidiary of the Buyer having any such effect.

         3.10 Agreements with Banking Authorities. Neither Buyer nor any of its subsidiaries is a party to any commitment letter, written agreement, memorandum of understanding or order to cease and desist with, or has adopted any resolutions at the request of, any federal or state governmental entity charged with the supervision or regulation of banks, bank holding companies, savings associations or savings and loan holding companies or engaged in the insurance of bank or savings association deposits which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder.

         3.11 Material Agreements. Except as set forth in the index of exhibits in Buyer's Annual Report on Form 10-K for the year ended December 31, 1995 or in Buyer's Quarterly Reports for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and except for this

Agreement and the agreements specifically referred to herein, neither the Buyer nor any of its subsidiaries is a party to or is bound by any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Buyer as of the date hereof or is otherwise material to the business, operations, results of operations or condition of the Buyer on a consolidated basis.

         3.12 Reports. Since January 1, 1993, the Buyer and its subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (and all such reports, registrations and statements have been made available by the Buyer to the Seller), (b) the OCC, (c) the FDIC, (d) the Federal Reserve Board and (e) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports, registrations and statements are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. As of their respective dates, the Buyer Reports did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.13 Compliance with Applicable Law. Buyer and its subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of Buyer's consolidated business, and Buyer and its subsidiaries have complied with, and are not in default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to Buyer on a consolidated basis, other than where such default or noncompliance does not have and could not reasonably be expected to have a Material Adverse Effect on Buyer or otherwise materially adversely affect Buyer's ability to perform its obligations under this Agreement. Buyer has not received any notice of any violation of, or commencement of any proceeding in connection with any violation (including without limitation any hearing or investigation relating to the imposition or contemplated imposition of civil money penalties or other financial penalty under Section 8(i) of the FDIA or applicable state law
("CMPs")) of any such law, statute, order, rule, regulation, policy or agreement.

         3.14 Environmental Matters. Buyer and its subsidiaries are in compliance and have always been in compliance with all environmental laws, rules, regulations and standards promulgated, adopted or enforced by the EPA and of similar agencies in states in which they conduct their respective business, except for any noncompliance that singly or in the aggregate would not have a Material Adverse Effect on Buyer. There is no suit, claim, action or proceeding now pending before any court, governmental agency or board or other forum or, to the knowledge of Buyer, threatened by any person, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a

Material Adverse Effect on Buyer (i) for alleged noncompliance with any environmental law, rule or regulation or (ii) relating to the discharge or release into the environment of any hazardous material or waste at or on a site presently or formerly owned, leased or operated by Buyer or any subsidiary of Buyer or in which Buyer or any Buyer subsidiary has a lien or other security interest.

         3.15 Buyer Common Stock. The Buyer Common Stock to be issued in connection with the Acquisition Merger is duly authorized and, when issued in accordance with Article II hereof, will be validly issued, fully paid and nonassessable and not subject to preemptive rights, with no personal liability attaching thereto.

         3.16 Ownership of Seller Common Stock. Neither the Buyer nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Seller, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Seller entitled to vote generally in the election of directors (other than shares in trust accounts, managed accounts and the like that are beneficially owned by third parties (any such shares, "Trust Account Shares") and any other shares held in respect of a debt previously contracted (any such shares, "DPC Shares").

         3.17 Financing. Buyer's ability to pay the total amount of the cash consideration to be paid with respect to those shares of Seller Common Stock that are converted into the Cash Distribution in accordance with Section 2.09(a) above is not contingent upon raising additional equity capital (which does not include receipt of cash dividends from its banking or other subsidiaries) or obtaining specific financing from any third-party lender.

         3.18     Buyer Benefit Plans.

         (a) Buyer represents that with respect to each employee pension benefit plan (as defined in Section 3(2) of ERISA) ("Buyer Pension Plan") and each employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Buyer Benefit Plan") which the Buyer, any subsidiary of Buyer or any ERISA Affiliate maintains or to which the Buyer, any subsidiary of Buyer or any ERISA Affiliate contributes, each such plan has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, and each of the Buyer Pension Plans intended to qualify under Section 401(a) of the Code is so qualified. Neither the Buyer nor any subsidiary of Buyer has taken any action, nor has any event occurred, that has resulted, or will likely result in liability under Title IV of ERISA or has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code).

         (b) There is no "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Buyer Pension Plan. The Buyer, its subsidiaries, and their ERISA Affiliates have made all contributions to the Buyer Pension Plans and Buyer Benefit Plans required thereunder as of the date of this representation, and have established adequate reserves on their books for all contributions to Buyer Pension Plans and Buyer Benefit Plans required thereunder for the period prior to the date of this representation, to the extent such contributions are not required to have been made, and have not been made, prior to the date of this representation.

         3.19 Buyer Information. The information relating to the Buyer and its subsidiaries to be contained or incorporated by reference in the Buyer Registration Statement and the Proxy Statement, as described in Section 5.04 hereof, and any other documents filed with the SEC or any regulatory agency in connection herewith, to the extent such information is provided in writing by the Buyer, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

         3.20 Disclosure. To the best of Buyer's knowledge, no representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing furnished to the Seller pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information believed by Buyer to be material to Seller's interests in the transactions contemplated by this Agreement, which has not otherwise been disclosed to Seller in connection with this Agreement, has been intentionally withheld from Seller.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF SELLER AND THE BANK

         Seller and the Bank hereby represent and warrant to Buyer as follows:

         4.01     Corporate Organization.

                  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Bank is a federal savings bank in stock form duly organized, validly existing and in good standing under the laws of the United States. Each of the Seller and the Bank has the corporate power and authority to own, lease or operate all of its respective properties and assets and to carry on its respective business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to the Seller, any Material Adverse Effect. The deposits of the Bank are insured by the FDIC in accordance with the FDIA, and, except as disclosed in Section 4.01(a) of the disclosure schedule prepared by Seller and delivered to Buyer on the date hereof in conjunction with the parties' execution and delivery of this Agreement (the "Seller Disclosure Schedule"), the Bank has paid all assessments that have become due and payable to the FDIC. The Seller is a savings and loan holding company registered with the OTS under the HOLA.

                  (b) Each subsidiary of the Seller, other than the Bank, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each subsidiary of the Seller has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would, neither individually nor in the aggregate, result in, with respect to the Seller, a Material Adverse Effect.

                  (c) Except as disclosed in Section 4.01(c) of the Seller Disclosure Schedule, the minute books of the Seller and its subsidiaries contain complete and accurate records of all meetings and other corporate actions authorized at such meetings held or taken since December 31, 1990 by its stockholders and Board of Directors. The certificate of incorporation and the by-laws of the Seller and the federal stock charter and by-laws of the Bank, copies of which have been provided to the Buyer, are true, complete and correct copies of such documents as in effect on the date hereof.

         4.02     Capitalization.

                  (a) The authorized capital stock of the Seller consists of 5,000,000 shares of common stock, par value $0.01 per share (the "Seller Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Seller Preferred Stock"). As of October 31, 1996, there were 3,677,226 shares of the Seller Common Stock and no shares of the Seller Preferred Stock issued and outstanding, 418,323 shares of the Seller Common Stock held in the Seller's treasury and 392,775 shares of Seller Common Stock reserved for issuance upon the exercise of outstanding stock options. All issued and outstanding shares of the Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Section 4.02(a) of the Seller Disclosure Schedule identifies by name all of the holders of record as of the date hereof of any options or rights, whether or not presently exercisable, to purchase any shares of Seller Common Stock, the number of shares of Seller Common Stock subject to such outstanding stock options or rights held by each such holder, together with the various dates on which such options or rights were granted and the various exercise prices for such options or rights, the number of shares for which such options or rights are presently vested and the vesting schedule for the remaining balance of shares for which such options or rights are not presently vested. Except as referred to in this Section 4.02 or disclosed in Section 4.02(a) of the Seller Disclosure Schedule, and except for the Seller Option Agreement and the Seller Stock Option Plans, the Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of the Seller Common Stock or any other equity security of the Seller or any Seller subsidiary or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of the Seller Common Stock or any other equity security of the Seller or any Seller subsidiary or obligating the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any Seller subsidiary.

                  (b) Section 4.02(b) to the Seller Disclosure Schedule lists each of the subsidiaries of the Seller as of the date of this Agreement and indicates for such subsidiary as of such date, the number, percentage and type of equity securities owned or controlled by the Seller and the jurisdiction of incorporation. No subsidiary of the Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for such Seller subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any equity security of the Seller or of any Seller subsidiary or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a Seller subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of any Seller subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any Seller subsidiary. All of the shares of capital stock of each of the Seller's subsidiaries held by the Seller are fully paid and nonassessable and are owned by the Seller free and clear of any claim, lien, encumbrance or agreement with respect thereto.

         4.03     Authority; No Violation.

                  (a) The  Seller  has full  corporate  power and  authority  to execute and deliver this Agreement and the Seller Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seller Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Seller. The Board of Directors of Seller has directed that this Agreement and the transactions contemplated hereby be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and no other corporate proceedings on the part of Seller are necessary to consummate any of the transactions so contemplated by this Agreement or the Seller Option Agreement. This Agreement and the Seller Option Agreement have been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery of this Agreement and the Seller Option Agreement by the Buyer) constitute the valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

                  (b) Neither the execution and delivery of this Agreement and the Seller Option Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby and thereby, nor compliance by the Seller with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or any of its subsidiaries or any of their respective properties or assets, or (ii) except as set forth in Section 4.03(b) of the Seller Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Seller or any of its subsidiaries under, any of the terms, conditions or provisions of (A) the certificate of incorporation or other charter documents of like nature or by-laws of the Seller or such Seller subsidiary, as the case may be, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller or any of its subsidiaries is a party thereto as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not result, with respect to the Seller, in a Material Adverse Effect.

         4.04 Consents and Approvals. Except for consents, waivers or approvals of, notices to, or filings or registrations with, the Federal Reserve Board, the DOJ, the FTC, the Vermont Commissioner, the SEC, the Delaware Secretary of State, or as may be set forth in Section 4.04 or 4.03(b) of the Seller
Disclosure Schedule, no consents, waivers or approvals of, notices to, or filings or registrations with, any public body or authority are necessary, and no permits, consents, waivers, clearances, approvals or authorizations of or notices to any non-governmental or non-regulatory third parties (which term does not include the stockholders of the Seller) are necessary, in connection with the execution and delivery by the Seller of this Agreement and the Seller Option Agreement or the consummation by the Seller of the transactions contemplated by this Agreement (except Section 5.17 hereof) or the Seller Option Agreement. The affirmative vote of holders of two-thirds of the outstanding shares of the Seller Common Stock (the "Seller Requisite Vote") is the only vote of the holders of any class or series of the Seller's capital stock or other securities necessary to approve this Agreement and the transactions contemplated hereby, including without limitation the Acquisition Merger.

         4.05 Financial Statements. The Seller has made available to the Buyer copies of (a) the consolidated balance sheets of the Seller and its subsidiaries as of September 30 for the fiscal years 1993 through 1995, inclusive, and the related consolidated statements of income, changes in stockholders' equity and cash flows for such fiscal years 1993 through 1995, inclusive, as reported in the Seller's Annual Reports on Form 10-K for each of the three fiscal years ended September 30,

1993 through September 30, 1995 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent accountants for the Seller, (b) the unaudited consolidated balance sheets of Seller and its subsidiaries as of June 30, 1996 and June 30, 1995, the related unaudited consolidated statements of income and changes in stockholders' equity for the nine months ended June 30, 1996 and June 30, 1995 and the related unaudited consolidated statements of cash flows for the nine months ended June 30, 1996 and June 30, 1995, all as reported in Seller's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed with the SEC under the Exchange Act, and (c) the unaudited consolidated balance sheet of Seller and its subsidiaries as of September 30, 1996, the related unaudited consolidated statements of income and changes in stockholders' equity for the fiscal year ended September 30, 1996 and the related unaudited consolidated statement of cash flows for the fiscal year ended September 30, 1996, all as prepared by management, but not yet certified by KPMG Peat Marwick LLP as of the date hereof. The September 30, 1995 consolidated balance sheet of the Seller (the "Seller Balance Sheet") (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q, 10-K and 8-K) to be filed by the Seller with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in shareholders' equity of the Seller and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of the Seller and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements and reflect only actual transactions.

         4.06 Absence of Undisclosed Liabilities. As of September 30, 1995, none of the Seller or any of its subsidiaries had any obligation or liability (contingent or otherwise) that is material on a consolidated basis to the Seller, or that when combined with all similar obligations or liabilities would be material on a consolidated basis to the Seller, except as disclosed or reflected in the Seller's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 or Section 4.06 of the Seller Disclosure Schedule.

         4.07 Broker's Fees. Neither the Seller or any of its subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Seller has engaged, and will pay a fee or commission to, McConnell, Budd & Downes, Inc.

         4.08  Absence of Certain  Changes or  Events.  Except as  disclosed  in
Schedule 4.08 of the Seller Disclosure Schedule, since September 30, 1995 the Seller and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change in the assets, liabilities, business, operations, results of operations or condition of the Seller or any of its subsidiaries which has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Seller.

         4.09 Legal Proceedings. Except as disclosed in Section 4.09 of the Seller Disclosure Schedule, there is no pending or, to Seller's knowledge, threatened legal, administrative, arbitral, or other proceeding, claim, action or governmental investigation against the Seller or any subsidiary of the Seller or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would have or could be reasonably expected to have, individually or in the aggregate, a Material
Adverse Effect on the Seller or otherwise materially adversely affect the Seller's ability to perform its obligations under this Agreement, nor is there any judgment, decree, injunction, rule or order of any legal, administrative or governmental body or arbitrator outstanding against the Seller or any subsidiary of the Seller having any such effect.

         4.10 Taxes and Tax Returns. Except as may be set forth in Section 4.10 of the Seller Disclosure Schedule:

                  (a) The Seller has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects material to the financial condition of the Seller and its subsidiaries, taken as a whole. All Taxes shown on such Tax Returns as due and payable by Seller have been paid and, to Seller's knowledge, Seller will not be liable for any additional Taxes for any taxable period ending on or before the Effective Time in excess of the amounts set up as reserves for taxes on the Seller Balance Sheet. Seller has made available to Buyer correct and complete copies of all federal income Tax Returns filed with respect to Seller for taxable periods ended on or after December 31, 1990, and all examination reports, and statements of deficiencies assessed against or agreed to by Seller with respect to such taxable periods;

                  (b) Seller has neither requested nor been granted an extension of the time for filing any Tax Return to a date later than the Effective Time;

                  (c) With respect to each taxable period of Seller through September 30, 1992, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting income Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority or the statute of limitations for assessing or collecting income Tax with respect to each such taxable period has not yet expired;

                  (d) Seller has not consented to extend the time in which any Tax may be assessed or collected by any tax authority;

                  (e) No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been asserted or assessed by any taxing authority against

         Seller, other than such additional Taxes as are being contested in good faith and which if determined adversely to Seller would not have a Material Adverse Effect on Seller, and Seller has not executed or entered into a closing agreement pursuant to Code Section 7121 or any predecessor provision thereof or any similar provision of state, local or foreign law;

                  (f) There is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the knowledge of Seller, threatened against or with respect to Seller with respect to any Tax;

                  (g) To the best of Seller's knowledge, no claim has ever been made by a taxing authority in a jurisdiction where Seller does not pay Tax or file Tax Returns that Seller is or may be subject to Taxes assessed by that jurisdiction;

                  (h) To the best of Seller's knowledge, there are no liens for Taxes (other than current Taxes not yet due and payable) on the assets of Seller;

                  (i) Seller has not filed or been included in a combined, consolidated or unitary income Tax Return (other than consolidated Tax Returns in which it is the parent corporation);

                  (j) Seller has neither made nor is affected by any elections under Code Sections 108(b)(5), 338(g), or 565, or Treasury Regulation
         Section 1.1502-20(g);

                  (k) Seller is not a party to or bound by any Tax allocation or Tax sharing agreement nor does Seller have any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes (other than the tax sharing agreement among Seller and its subsidiaries, a copy of which has been made available to Buyer);

                  (l) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

                  (m) Seller has no permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, nor otherwise operates or conducts business through any branch in any foreign country;

                  (n) Seller will not be required, as a result of a change in method of accounting for any period before and immediately prior to the Effective Time, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement of federal, state, local or foreign income Tax law) in taxable income for any period ending after the Effective Time;

                  (o) None of the assets of Seller directly or indirectly secures any indebtedness the interest on which is tax-exempt under
         Section 103(a) of the Code, and Seller is not directly or indirectly an obligor or a guarantor with respect to any such indebtedness;

                  (p) Seller has not filed a consent under Code Sec. 341(f) concerning collapsible corporations;

                  (q) Seller has not made any payments, nor is obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G;

                  (r) Seller and each of its subsidiaries is not currently, has not been within the last five years and does not anticipate becoming a "United States real property holding corporation" within the meaning of Code Section 897(c) .

                  (s) The liabilities of the Bank will not, as of the Effective Time, exceed the tax basis of its assets;

                  (t)      For purposes of this Section 4.10:

                           (A) "Tax" means any federal,  state, local or foreign
                  income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

                           (B) "Tax Return" means any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

         4.11 Employees. Except as set forth in Section 4.11 of the Seller Disclosure Schedule:

                  (a) Neither the Seller, any of its subsidiaries, nor any ERISA Affiliate of the Seller or any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "Seller Pension Plans"), as such term is defined in Section 3(2) of ERISA, "employee welfare benefit plan" (the "Seller Benefit Plans"), as such term is defined in Section 3(1) of ERISA, for the employees of Seller, any of its subsidiaries, or any ERISA Affiliate of Seller or any of its subsidiaries, and neither Seller nor any of its subsidiaries maintains or contributes to any stock option plan, stock purchase plan, deferred compensation plan, other employee benefit plan for employees of the
         Seller or any subsidiary thereof, or any other plan, program or arrangement of the same or similar nature that provides benefits to non-employee directors of the Seller or any subsidiary thereof (collectively, the "Seller Other Plans").

                  (b) The Seller shall have delivered or made available to the Buyer prior to, or contemporaneously with, the delivery of the Seller Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Seller Pension Plans, the Seller Benefit Plans and the Seller Other Plans: (i) plan document (including all amendments, if any); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent financial statements and actuarial report, if any;(v) most recent annual report on Form 5500 (including all schedules thereto), if any; and (vi) summary plan description currently in effect and all material modifications thereto, if any, and any written communications to employees to the extent the substance of the plan described therein differs materially from the other documentation relating to such plan furnished by Seller to Buyer hereunder.

                  (c) The current value of the assets of each of the Seller Pension Plans subject to Title IV of ERISA exceeds that plan's "Benefit Liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements.

                  (d) Neither Seller, any of its subsidiaries, any of their ERISA Affiliates, nor any plan administrator of a Seller Pension Plan subject to Title IV of ERISA has given notice of intent to terminate such plan, nor, to the knowledge of Seller or any of its subsidiaries, has the PBGC instituted proceedings to terminate any such plan.

                  (e) Neither Seller, any of its subsidiaries, nor any of their ERISA Affiliates has incurred any liability to the PBGC (other than for premium payments that are not yet due), to any Seller Pension Plan subject to Title IV of ERISA, or to any trustee under Section 4042 of ERISA, on account of the termination of or withdrawal as a contributing employer from, any Seller Pension Plan, which liability has not been satisfied in full as of the date of this representation.

                  (f) Each of the Seller Pension Plans and each of the Seller Benefit Plans has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws.

                  (g) There has been no  reportable  event within the meaning of
         Section 4043(c) of ERISA (except for any such event, notice of which has been waived by PBGC regulation) or any waived funding deficiency within the meaning of Section 412(d)(3) (or any predecessor section) of the Code with respect to any Seller Pension Plan.

                  (h) There is no "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Seller Pension Plan. The Seller, its subsidiaries, and their ERISA Affiliates have made all contributions to the Seller Pension Plans and Seller Benefit Plans required thereunder as of the date of this representation, and have established adequate reserves on their books for all contributions to Seller Pension Plans and Seller Benefit Plans required thereunder for the period prior to the date of this representation, to the extent such contributions are not required to have been made, and have not been made, prior to the date of this representation.

                  (i) Neither the Seller, any of its subsidiaries, nor any of their ERISA Affiliates has, since September 2, 1974, contributed to any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

                  (j) Each of the Seller Pension Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified, and Seller is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

                  (k) Neither the Seller nor any of its subsidiaries has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could have a Material Adverse Effect on Seller or its subsidiaries.

                  (l) There are no material pending or, to the knowledge of the Seller, threatened or anticipated claims by or on behalf of any of the Seller Pension Plans, Seller Benefit Plans, or Seller Other Plans, by any employee or beneficiary covered under any such plan, or otherwise involving such plan, other than routine claims for benefits or actions seeking qualified domestic relations orders.

                  (m) Neither Seller, any of its subsidiaries, nor any of their ERISA Affiliates is party to or maintains any contract or other arrangement with any employee or group of employees, providing severance payments, stock or stock-equivalent payments or post-employment benefits other than health benefit continuation rights under federal or state law, of any kind or providing that any otherwise disclosed plan, program or arrangement will irrevocably continue, with respect to any or all of its participants, for any period of time.

         4.12  Agreements  with  Banking  Authorities.  Except as  disclosed  in
Section 4.12 of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is a party to any commitment letter, written agreement, memorandum of understanding or order to cease and desist with, or has adopted any resolutions at the request of, any federal or state governmental entity charged with the supervision or regulation of savings associations, savings and loan holding companies, banks or bank holding companies or engaged in the insurance of savings association or bank deposits which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder.

         4.13 Material Agreements. Except as set forth in the index of exhibits in Seller's Annual Report on Form 10-K for the year ended September 30, 1995 or in Seller's Quarterly Reports for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996 or as otherwise disclosed in Section 4.13 of the Seller Disclosure Schedule, and except for this Agreement and the agreements specifically referred to herein, neither the Seller nor any of its subsidiaries is a party to or is bound by (a) any agreement, arrangement, or commitment (other than contracts entered into in the ordinary course of the Bank's banking business that are consistent with past practice and have terms of not more than one year and require payments by the Seller or any subsidiary of not more than $100,000 annually); (b) any written or oral agreement, arrangement, or commitment relating to the employment (including severance) of any person; (c) any contract, agreement, or understanding with any labor union; or (d) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Seller as of the date hereof or is otherwise material to the business, operations, results of operations or condition of the Seller on a consolidated basis.

         4.14 Ownership of Property. Except as disclosed in Section 4.14 of the Seller Disclosure Schedule, the Seller and its subsidiaries have good and, as to real property, marketable title to all assets and properties, whether real or personal, tangible or intangible (including, without limitation, the capital stock of its subsidiaries and all other assets and properties), reflected on the Seller Balance Sheet, or acquired subsequent thereto subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items that secure liabilities that are reflected in the Seller Balance Sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (b) statutory liens for amounts not yet delinquent or which are being contested in good faith, (c) those items that secure public or statutory obligations or any discount with, borrowing from, or other obligations to any Federal Reserve Bank, Federal Home Loan Bank, inter-bank credit facilities, or any transaction by the Seller or any subsidiary acting in a fiduciary capacity, and (d) such encumbrances, liens, mortgages, security interests, and pledges that are not in the aggregate material to the Seller on a consolidated basis. The Seller and its subsidiaries as lessees have the right under valid and existing leases to use, possess and control all of the personal property and real estate leased by Seller and its subsidiaries as presently used, possessed and controlled by the Seller and its subsidiaries.

         4.15 Reports. Except as disclosed in Section 4.15 of the Seller Disclosure Schedule, since January 1, 1993, the Seller and its subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (b) the OTS, (c) the FDIC, and (d) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (and all such reports, registrations and statements have been made available by Seller to Buyer and are collectively referred to herein as the "Seller Reports"). As of their respective dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. As of their respective dates, the Seller Reports did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.16  Compliance  with  Applicable  Law. Except as disclosed in Section
4.16 of the Seller Disclosure Schedule, Seller and its subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of Seller's consolidated business, and each of the Seller, its subsidiaries and each "institution-affiliated party" of Seller or the Bank, as such term is defined in Section 3(u) of the FDIA, has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Seller or its business on a consolidated basis or any such institution-affiliated party, other than where such default or noncompliance does not have and could not reasonably be expected to have a Material Adverse Effect on Seller or otherwise materially adversely affect Seller's or the Bank's ability to perform its obligations under this Agreement or otherwise result in the imposition of CMPs on the Seller, the Bank or any such institution-affiliated party, and neither the Seller nor the Bank has received notice of any violation of, or commencement of any proceeding in connection with any violation (including without limitation any hearing or investigation relating to the imposition or contemplated imposition of CMPs) of any such law, statute, order, rule, regulation, policy or agreement, which could have any such result.

         4.17 Environmental Matters. Except as disclosed in Section 4.17 of the Seller Disclosure Schedule, Seller and its subsidiaries are in compliance and have always been in compliance with all environmental laws, rules, regulations and standards promulgated, adopted or enforced by the EPA and of similar agencies in states in which they conduct their respective business, except for any noncompliance that singly or in the aggregate would not have a Material Adverse Effect on Seller. Except as disclosed in Section 4.17 of the Disclosure Schedule, there is no suit, claim, action or proceeding now pending before any court, governmental agency or board or other forum or, to the knowledge of Seller, threatened by any person, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Seller (i) for alleged noncompliance with any environmental law, rule or regulation or (ii) relating to the discharge or release into the environment of any hazardous material or waste at or on a site presently or formerly owned, leased or operated by Seller or any subsidiary of Seller or in which Seller or any Seller subsidiary has a lien or other security interest.

         4.18 Antitakeover Statutes Not Applicable. Assuming the accuracy of Buyer's representation in Section 3.14 above, no "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation is applicable to the transactions contemplated by this Agreement.

         4.19 Ownership of Buyer Common Stock. As of the date hereof, neither the Seller nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Buyer, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Buyer entitled to vote generally in the election of directors (other than Trust Account Shares or DPC Shares).

         4.20 Insurance. Except as disclosed in Section 4.20 of the Seller Disclosure Schedule, the Seller and each of its subsidiaries is presently insured, and since January 1, 1993 has been insured, for reasonable amounts against such risks as companies engaged in a similar business in a similar location would, in accordance with good business practice, customarily be insured.

         4.21 Labor. No work stoppage involving the Seller or any of its subsidiaries is pending or, to the best knowledge of the Seller, threatened. Except as disclosed in Section 4.21 of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is involved in, or, to the best knowledge of the Seller, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to result in a Material Adverse Effect with respect to the Seller. No employees of the Seller or any of its subsidiaries are represented by any labor union, and, to the best knowledge of the Seller, no labor union is attempting to organize employees of the Seller or any of its subsidiaries.

         4.22  Material  Interests  of Certain  Persons.  Except as disclosed in
Section 4.22 of the Seller Disclosure Schedule, no officer or director of the Seller, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller or any of its subsidiaries.

         4.23 Absence of Registration Obligations. Neither the Seller nor any of its subsidiaries is under any obligation, contingent or otherwise, by reason of any agreement to register or otherwise issue any of its securities which will continue after the Effective Time.

         4.24 Loans. All currently outstanding loans of, or current extensions of credit by, Seller or the Bank (individually, a "Loan," and collectively, the "Loans") were solicited, originated and currently exist in compliance with all applicable requirements of federal and state statutory and common law and regulations and regulatory policies promulgated thereunder, except to the extent that any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect with respect to Seller. Except as disclosed in Section
4.24 of the Seller Disclosure Schedule, each note evidencing a Loan or loan or credit agreement or security instrument related to the Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except where the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect with respect to Seller. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in Seller's records, no claims of defense as to the enforcement of any Loan has been asserted and Seller has committed no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense, except where any of the foregoing would not have, either individually or in the aggregate, a Material Adverse Effect with respect to Seller. Seller currently maintains, and shall continue to maintain, an allowance for loan losses allocable to the Loans which is adequate to provide for all known and estimable losses, net of any recoveries relating to such extensions of credit previously charged off, on the Loans, such allowance for loan losses complying in all material respects with all applicable loan loss reserve requirements established in accordance with GAAP and by any governmental authorities having jurisdiction with respect to Seller or any of its subsidiaries, except to the extent that any such inadequacy or non-compliance would not have, either individually or in the aggregate, a Material Adverse Effect with respect to Seller. Except as disclosed in Section
4.24 of the Seller Disclosure Schedule, (i) none of the Loans are presently serviced by third parties and there is no obligation which could result in any Loan becoming subject to any third party servicing and (ii) no Loan has been sold with continuing recourse liability on the part of Seller or any of its subsidiaries.

         4.25 Investment Securities. Except as disclosed in Section 4.25 of the Seller Disclosure Schedule, none of the investments reflected in the consolidated balance sheet contained in Seller's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended June 30, 1996, and none of the investments made by the Seller or the Bank since June 30, 1996, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent that any such restriction would not have, either individually or in the aggregate, a Material Adverse Effect with respect to Seller. Seller and the Bank have (a) properly reported as such any investment securities which are required under GAAP to be classified as "available for sale" at fair value, and (b) accounted for any decline in the market value of its securities portfolio in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115, including without limitation the recognition through the Seller's consolidated statement of income of any unrealized loss with respect to any individual security as a realized loss in the accounting period in which a decline in the market value of such security is determined to be "other than temporary", except to the extent that any such failure to so properly report or to so properly account would not have, either individually or in the aggregate, a Material Adverse Effect with respect to Seller.

         4.26 Derivative Transactions. Except as disclosed in Section 4.26 of the Seller Disclosure Schedule, neither Seller nor the Bank has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments.

         4.27 Intellectual Property. Seller and the Bank each owns or, to Seller's knowledge, possesses valid and binding licenses and other rights to use all material patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, each without payment, and neither Seller nor the Bank has received any notice of conflict with respect thereto that asserts the rights of others. Seller and the Bank have performed in all material respects all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing.

         4.28 Seller Information. The information relating to the Seller and its subsidiaries to be contained or incorporated by reference in the Buyer
Registration Statement and the Proxy Statement as described in Section 5.04 hereof, and any other documents filed with the SEC or any regulatory agency in connection herewith, to the extent such information is provided in writing by the Seller, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

         4.29 Disclosure. To the best of Seller's knowledge, no representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedules, furnished to the Buyer pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information believed by Seller to be material to Buyer's interests in the transactions contemplated by this Agreement, which has not otherwise been disclosed to Buyer in connection with this Agreement, has been intentionally withheld from Buyer.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

         5.01 Conduct of Business. During the period from the date of this Agreement to the Effective Time or for such other period as may otherwise be expressly provided for below, and except as may be specifically required or permitted pursuant to this Agreement or as specifically described in Section
5.01 of the Seller Disclosure Schedule, the parties shall comply with the following applicable requirements:

                  (a) Seller and the Bank shall, and shall cause each of its subsidiaries to, conduct its business and engage in transactions only in the ordinary and usual course of business consistent with past practices, which shall mean (i) conducting its banking, trust and other businesses in the ordinary and usual course, (ii) refraining from any of the activities described in Section 5.01(b) below and (iii) not entering into any material transactions except in the ordinary and usual course of business consistent with past practices;

                  (b) Seller and the Bank shall not and shall not permit any of its subsidiaries to, without the prior written consent of the Buyer:

                  (i) engage or participate in any material transaction or incur or sustain any material obligation or liability except in the ordinary, regular and usual course of its businesses consistent with past practices, including without limitation entering into any settlement agreement or understanding with respect to any material litigation matters;

                  (ii) accept, renew or roll over any "brokered deposit" as defined under 12 C.F.R. 337.6(a)(3) or offer an interest rate with respect to any deposit that would either constitute an impermissible interest rate with respect to deposits of an undercapitalized insured depository institution pursuant to the limitations contained under 12 C.F.R. 337.6(b)(3)(ii) or otherwise set interest rates on deposits that depart from past practices of the Bank with respect to the setting of interest rates on deposits;

                  (iii) except in the ordinary, regular and usual course of business consistent with past practices and in an immaterial aggregate amount, sell, lease, transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to lease, transfer, assign, encumber or dispose of any of its assets;

                  (iv) relocate, or file any application to relocate, any branch office;

                  (v) terminate, or give any notice (written or verbal) to customers or governmental authorities or agencies to terminate the operations of any branch office; or

                  (vi) waive any material right, whether in equity or at law, that it has with respect to any asset except in the ordinary, regular and usual course of business consistent with past practice;

                  (c) each of Buyer, on the one hand, and Seller and the Bank, on the other hand, shall use all reasonable efforts, and cause each of its subsidiaries to use all reasonable efforts, to preserve intact its respective business organization and goodwill in all material respects, keep available the services of its respective officers and employees as a group and maintain satisfactory relationships with its respective borrowers, depositors, other customers and others having business relationships with it;

                  (d) each of Buyer, on the one hand, and Seller and the Bank, on the other hand, shall use all reasonable efforts to cooperate with the other with respect to preparation for the combination and integration of the businesses, systems and operations of Buyer and Seller, including without limitation their respective banking subsidiaries, and shall confer on a regular and frequent basis with one or more representatives of the other to report on operational and related matters;

                  (e) each of Buyer, on the one hand, and Seller and the Bank, on the other hand, shall, subject to any restrictions under applicable law or regulation, promptly notify the other of any emergency or other change in the normal course of its or its subsidiaries' businesses or in the operation of its or its subsidiaries' properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material to the assets, properties, liabilities, business, operations, results of operations or condition (financial or regulatory) of Buyer or Seller, as the case may be, or any of its respective subsidiaries;

                  (f) Seller shall not declare or pay any dividends on or make any other distributions in respect of the Seller Common Stock, except that Seller shall be permitted to declare and pay regular quarterly cash dividends to its stockholders of $0.14 per share for the quarter ending September 30, 1996, $0.16 per share for the quarters ending December 31 and March 31, 1997 and $0.18 per share for the quarter ending June 30, 1997; provided, however, that in no event shall Seller be permitted to declare or pay any such regular quarterly cash dividend hereunder greater than $0.14 per share if the aggregate amount of such dividend would exceed forty percent (40%) of Seller's net income for the fiscal quarter for which the dividend would be declared or paid, as such net income is calculated in accordance with GAAP and then adjusted to include the amount of all non-recurring expenses incurred by Seller in such fiscal quarter that result from actions taken by Seller to prepare for or otherwise complete the consummation of the Acquisition Merger; and provided further, however, that the parties agree to consult with respect to the amount of the last Seller quarterly cash dividend payable prior to the Effective Time with the objective of ensuring that the stockholders of Seller do not receive a shortfall or a premium based on the record and payment dates of their last dividend prior to the Effective Time and the record and payment dates of the first dividend of Buyer following the Effective Time, and that Seller may pay a special dividend to holders of record of Seller Common Stock immediately prior to the Effective Time consistent with the objective described herein;

                  (g) Buyer shall not declare or pay any dividend on or make any other distribution in respect of the Buyer Common Stock during the Valuation Period, except that Buyer shall be permitted to declare and pay a cash dividend to its stockholders for the quarter in which the Valuation Period occurs or the quarter immediately following thereafter if such dividend does not exceed, on a per share basis, the dividend paid by Buyer to stockholders for the immediately preceding quarter or if it does so exceed such prior dividend then the aggregate amount of such dividend shall not exceed forty percent (40%) of Buyer's net income for such quarter, as such net income is calculated in accordance with GAAP and then adjusted to include the amount of all non-recurring expenses incurred by Buyer in such quarter that result from actions taken by Buyer to prepare for or otherwise complete the consummation of the Acquisition Merger;

                  (h) neither Seller nor the Bank shall adopt or amend (other than amendments required by applicable law or amendments that reduce amounts payable by it or its subsidiaries) in any material respect any Seller Pension Plan, any Seller Benefit Plan or any Seller Other Plan or enter (or permit any of its subsidiaries to enter) into any employment, severance or similar contract with any person (including, without limitation, contracts with management which might require that payments be made upon the consummation of the transactions contemplated hereby, including without limitation the consummation of the Acquisition Merger) or amend any such existing agreements, plans or contracts to increase any amounts payable thereunder or benefits provided thereunder, or grant or permit any increase in compensation to its or its subsidiaries' employees as a class, except in the ordinary course of business consistent with past practices, or pay any bonus except as agreed to by the parties and disclosed in Section 5.12 of the Seller Disclosure Schedule;

                  (i) Seller, subject to its directors' fiduciary duties and obligations referred to in Section 5.03 below, shall not, with respect to itself or any of its subsidiaries, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement with respect to, any merger, consolidation, purchase and assumption transaction or business combination (other than the Acquisition Merger), any acquisition of a material amount of assets or securities or assumption of liabilities (including deposit liabilities), any disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practices;

                  (j) neither Seller nor the Bank shall propose or adopt any amendments to its certificate of incorporation or other charter documents or by-laws;

                  (k) Buyer, on the one hand during the Valuation Period, and Seller and the Bank, on the other hand at all times during the term of this Agreement, shall not issue, deliver or sell any shares (whether original issuance or from treasury shares) of its capital stock or securities convertible into or exercisable for shares of its capital stock (or permit any of its subsidiaries to issue, deliver or sell any shares of such subsidiaries' capital stock or securities convertible into or exercisable for shares of such subsidiaries' capital stock), except, in the case of Buyer, upon exercise or fulfillment of options issued or existing immediately prior to the Valuation Period pursuant to stock option or other plans of Buyer, and, in the case of Seller, upon exercise or fulfillment of options issued or existing on the date hereof pursuant to the Seller Stock Option Plans or as required under the terms of any other Seller Benefit Plans in effect as of the date hereof and in all such cases listed in Section 4.02(a) of the Seller Disclosure Schedule, or effect any stock split, reverse stock split, recapitalization, reclassification or similar transaction or otherwise change its equity capitalization as it exists, in the case of Buyer, on the date immediately prior to the commencement of the Valuation Period, and, in the case of Seller and the Bank, on the date hereof;

                  (l) Buyer, on the one hand during the Valuation Period, and Seller and the Bank, on the other hand at all times during the term of this Agreement, shall not grant, confer or award any options, warrants, conversion rights or other rights, not existing, in the case of Buyer, on the date immediately prior to the commencement of the Valuation Period, and, in the case of Seller and the Bank, on the date hereof, to acquire any shares of its capital stock;

                  (m) Buyer, on the one hand during the Valuation Period, and Seller and the Bank, on the other hand at all times during the term of this Agreement, shall not purchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except in a fiduciary capacity;

                  (n) neither Seller nor the Bank shall impose, or suffer the imposition, on any share of capital stock held by it or by any of its subsidiaries of any material lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist;

                  (o) neither Seller nor the Bank shall incur,  or permit any of its subsidiaries to incur, any additional debt obligation or other obligation for borrowed money, or to guaranty any additional debt obligation or other obligation for borrowed money, except in the ordinary course of business consistent with past practices, which shall include but not necessarily be limited to creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, borrowings from the Federal Home Loan Bank of Boston and entry into repurchase agreements or other similar arrangements commonly employed by banks;

                  (p) neither Seller nor the Bank shall incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and such related obligations or liabilities incurred or committed to in the ordinary and usual course of business consistent with past practices, which do not individually exceed $50,000 or cumulatively exceed $150,000;

                  (q) Buyer, on the one hand during the Valuation Period, and Seller and the Bank, on the other hand at all times during the term of this Agreement, shall not change its methods of accounting in effect, in the case of Buyer, at December 31, 1995, and, in the case of Seller and the Bank, at September 30, 1995, except as may be required by changes in GAAP as concurred in by the Seller's and the Buyer's respective independent auditors, and Buyer, during the Valuation Period, and Seller, at all time during the term of this Agreement, shall not change its fiscal year;

                  (r) Each of Buyer, on the one hand, and Seller and the Bank, on the other hand, shall file all reports, applications and other documents required to be filed by it with the OTS, FDIC, Federal
         Reserve Board and any other federal or state banking or other governmental agency or authority between the date of this Agreement and the Effective Time and shall furnish to the other copies of all such reports promptly after the same are filed;

                  (s) neither Seller nor the Bank shall make any loan or extension of credit or enter into any commitment therefor on other than the Bank's customary terms, conditions and standards and in accordance with applicable law and regulation and consistent with prudent banking practices, and in any event shall provide Buyer with monthly reports of all loans, extensions of credit and commitments therefor equal to or greater than $500,000, individually, and shall consult with Buyer prior to making or entering into any new loan, extension of credit or commitment therefor equal to or greater than $750,000 individually, or which, when aggregated with all other loans, extensions of credit and commitments therefor to a single borrower or affiliated group of borrowers equals at least $1,500,000; and

                  (t) neither Seller nor the Bank nor Buyer shall agree, in writing or otherwise, to take any of the actions applicable to it prohibited under this Section 5.01 or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or would otherwise violate any of its other agreements or commitments contained in this Agreement in any material respect.

         5.02     Access to Properties and Records; Confidentiality.

                  (a) The Seller shall permit the Buyer reasonable access,  upon reasonable advance notice, to its properties and those of its subsidiaries, and shall disclose and make available to the Buyer all Records, including all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Seller and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which the Buyer may reasonably have an interest in light of the transactions contemplated hereby. The Seller shall use all reasonable efforts to make arrangements with each third party provider of services to the Seller to permit the Buyer reasonable access to all of the Seller's Records held by each such third party. The Buyer shall permit the Seller reasonable access to such properties and records of the Buyer and/or its subsidiaries in which the Seller may reasonably have an interest in light of the transactions contemplated hereby. Neither the Buyer nor the Seller nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) All Confidential Information, as such term is defined below, furnished by each party hereto to the other, or to any of its affiliates or to any of its affiliates' directors, officers, employees, or representatives or agents (such persons being referred to collectively herein as "Representatives") shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby, and, if such transactions shall not occur, the party receiving the information, or any of its affiliates or Representatives, as the case may be, shall, upon request, return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall keep confidential all such information for the period hereinafter referred to, and shall not directly or indirectly at any time use such information for any competitive or other commercial purpose; provided, however, that the Buyer and its affiliates shall be permitted to retain and share with their regulators, examiners and auditors (who need to know such information and are informed of the confidential nature thereof and directed to treat such information confidentially), and with no other persons, such materials, files and information relating to or constituting the Buyer's or any of its affiliates' or Representatives' work product, presentations or evaluation materials as the Buyer deems reasonably necessary or advisable in connection with auditing or examination purposes, and Buyer shall not make use of any such materials, files or information for any other purpose. The obligation to keep such information confidential shall continue for two years from the date this Agreement is terminated or as long as may be required by law. In the event that either party or its affiliates or Representatives are requested or required in the context of a litigation, governmental, judicial or regulatory investigation or other similar proceeding (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any Confidential Information, the party or its affiliate or its Representative so requested or required will directly or through the party or such affiliate or Representative, if practicable and legally permitted, prior to providing such information, and as promptly as practicable after receiving such request, provide the other party with notice of each such request or requirement so that the other party may seek an appropriate protective order or other remedy or, if appropriate, waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the party or affiliate or Representative so requested or required is, in the written opinion of its counsel, legally required to disclose Confidential Information to any tribunal, governmental or regulatory authority, or similar body, the party or affiliate or Representative so required may disclose that portion of the Confidential Information which it is advised in writing by such counsel it is legally required to so disclose to such tribunal or authority or similar body without liability to the other party hereto for such disclosure. The parties and their affiliates and Representatives will exercise reasonable efforts, at the expense of the party who disclosed Confidential Information to the other party, to obtain assurance that confidential treatment will be accorded the information so disclosed.

         As used in this Section 5.02(b), "Confidential Information" means all data, reports, interpretations, forecasts and records (whether in written form, electronically stored or otherwise) containing or otherwise reflecting information concerning the disclosing party or its affiliates which is not available to the general public and which the disclosing party or any affiliate or any of their respective Representatives provides or has previously provided to the receiving party or to the receiving party's affiliates or Representatives at any time in connection with the transactions contemplated by this Agreement, including but not limited to any information obtained by meeting with Representatives of the disclosing party or its affiliates, together with summaries, analyses, extracts, compilations, studies, personal notes or other documents or records, whether prepared by the receiving party or others, which contain or otherwise reflect such information. Notwithstanding the foregoing, the following information will not constitute "Confidential Information": (i) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any affiliate or Representative of the receiving party without the consent of the party providing such information (including without limitation all information of Seller disclosed or otherwise utilized by Buyer, with the knowledge of Seller, in connection with presentations to securities analysts or other investor relations-related activities), (ii) information that was previously known to the receiving party or its affiliates or

         Representatives on a nonconfidential basis prior to its disclosure by the disclosing party, its affiliates or Representatives, (iii) information that became or becomes available to the receiving party or any affiliate or Representative thereof on a nonconfidential basis from a source other than the disclosing party or any affiliate or Representatives of the disclosing party, provided that such source is not known by the disclosing party or its affiliates or Representatives to be subject to any confidentiality agreement or other legal restriction on disclosing such information and (iv) information that has been independently acquired or developed by the receiving party or its affiliates or Representatives without violating the obligations of this Section 5.02(b).

         5.03 No Solicitation. Neither the Seller nor any of its subsidiaries shall (and the Seller and each of its subsidiaries shall use all reasonable efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or, subject to the fiduciary obligations of the Seller's Board of Directors (as advised by outside counsel), participate in any discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Buyer and its affiliates or representatives) concerning any merger, tender offer, sale of substantial assets, sale of shares of capital stock or debt securities or similar transaction involving the Seller or any of its subsidiaries (any of the foregoing being referred to herein as an "Acquisition Transaction"). Notwithstanding the foregoing, nothing contained in this Section 5.03 shall prohibit the Seller or its Board of Directors from taking and disclosing to the Seller's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Seller's stockholders which, in the judgment of the Board of Directors, with the advice of outside counsel, may be required under applicable law. The Seller will immediately communicate to the Buyer the terms of any proposal, discussion, negotiation or inquiry relating to an Acquisition Transaction and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction (which shall mean that any such communication shall be delivered no less promptly than by telephone within twenty-four (24) hours of the Seller's receipt of any such proposal or inquiry) or its receipt of any request for information from the Federal Reserve Board, OTS, DOJ or any other governmental agency or authority with respect to a proposed Acquisition Transaction.

         5.04     Regulatory Matters; Consents.

                  (a) The parties will cooperate in connection with (i) the preparation and filing by the Buyer with the SEC under the Securities Act of a registration statement on Form S-4 and/or such other form as may be necessary or appropriate relating to the shares of the Buyer Common Stock to be issued in connection with the Acquisition Merger (the "Buyer Registration Statement"), and (ii) the preparation and filing by the Buyer and the Seller of a joint proxy statement (the "Proxy Statement") as shall be necessary or desirable in order to consummate the transactions contemplated by this Agreement, each to be undertaken as promptly as practicable, and the Buyer and the Seller will use their respective best efforts to have the Buyer Registration Statement declared effective by the SEC and to mail the

         Proxy Statement to the Buyer's and the Seller's stockholders as promptly as practicable. The parties shall also take any reasonable action required to be taken under any state "Blue Sky" laws in connection with the consummation of the transactions contemplated by this Agreement. In addition to the foregoing, neither party shall take or permit any of its subsidiaries to take any action that materially adversely affects its ability to consummate the transactions contemplated under this Agreement in a timely manner.

                  (b) Each of the Seller and the Buyer will cooperate with the other and use its best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and governmental bodies necessary or appropriate to consummate the transactions contemplated by this Agreement as promptly as practicable, including without limitation that Seller shall use its best efforts to obtain all of the non-governmental third-party permits, consents, approvals and authorizations disclosed in Sections 4.03(c) and 4.04 of the Seller Disclosure Schedule. Each party hereto shall have the right to review and approve in advance all descriptions of it and its subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement, including without limitation all filings contemplated by Section 5.04(a) above, with any governmental body. In exercising the foregoing right, the parties hereto shall act reasonably and as promptly as practicable.

                  (c) The Buyer shall take all actions necessary or appropriate to ensure that all shares of Buyer Common Stock received in the Acquisition Merger are fully registered on the appropriate form to facilitate sale of such shares by the holders in accordance with the Securities Act (including in accordance with any applicable exemption from registration requirements) to the extent customary in transactions of this nature.

         5.05 Approval of Stockholders. Each of the Buyer and Seller will (a) as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement and the transactions contemplated hereby, including without limitation the Acquisition Merger, and, in each case, for such other purposes as may be necessary or desirable, (b) subject to the fiduciary duties of its Board of Directors as advised by outside counsel, recommend to its stockholders the approval of such foregoing matters to be submitted by it to its stockholders, and (c) cooperate and consult with each other with respect to each of the foregoing matters. Subject to the fiduciary duties of its Board of Directors as advised in writing by outside counsel, each of the Buyer and the Seller will use all reasonable efforts to obtain the necessary approvals of its stockholders of the proposals described above to be submitted by it in connection with this Agreement. If the Board of Directors of either party is required by applicable law to review or restate the recommendation to its stockholders contemplated in clause (b) of the preceding sentence, this Section 5.05 shall not prohibit accurate disclosure by a party that is required in any release or regulatory filing (including the Proxy Statement and the Buyer Registration Statement) or otherwise under applicable law in the opinion of such party's Board of Directors, upon the written advice of outside counsel, as of the date of such release or regulatory filing or such other required disclosure as to the transactions contemplated hereby or, in the case of the Seller, as to any Acquisition Transaction.

         5.06 Agreements of Seller's Affiliates. The Seller shall identify in a letter to the Buyer, after consultation with counsel, all persons who, at the time of the meeting of its stockholders referred to in Section 5.05 hereof, it believes may be deemed to be "affiliates" of the Seller, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Seller Affiliates"). The Seller shall use all reasonable efforts to cause each person who is identified as a Seller Affiliate in the letter referred to above to deliver to the Buyer at least forty (40) days prior to the Closing Date an executed copy of the Seller Affiliates Agreement. Prior to the Closing Date, the Seller shall amend and supplement such letter and use all reasonable efforts to cause each additional person who is identified as a Seller Affiliate as of the Closing Date to execute a copy of the Seller Affiliates Agreement.

         5.07 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         5.08 Disclosure Supplements. On the Closing Date, Seller will supplement or amend the Seller Disclosure Schedule with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule or which is necessary to correct any information in the Seller Disclosure Schedule which has become inaccurate. To the extent that any such supplement or amendment to the Seller Disclosure Schedules pursuant to this
Section 5.08 discloses the existence of any material misstatement of fact or other material misrepresentation contained in any of Seller's representations or warranties as made as of the date of this Agreement or otherwise discloses facts or circumstances which constitute or have resulted in the occurrence of a Material Adverse Effect on Seller, Seller's delivery of such supplement or amendment to Buyer shall have no effect for the purpose of determining Seller's satisfaction of any of the conditions set forth in Article VI hereof.

         5.09 Public Announcements. Except as otherwise required by law or the rules of the Nasdaq-NM, the Seller and the Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby.

         5.10 Tax-Free Reorganization Treatment. None of the parties hereto or any of their respective subsidiaries or affiliates has taken, shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Acquisition Merger as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto shall use all reasonable efforts to cause the Acquisition Merger to qualify as a tax-free reorganization under Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.02(d) and 6.03(d) hereof.

         5.11 Stock Exchange Listing. The Buyer shall cause the shares of the Buyer Common Stock to be issued in connection with the Acquisition Merger to be approved for listing on the Nasdaq-NM, subject to official notice of issuance, as of or prior to the Effective Time.

         5.12     Employment and Benefit Matters.

                  (a)  Termination of Existing  Seller Plans;  Benefits  Service
         Credit. Except as otherwise provided herein, Buyer agrees to provide to those persons who are employees of Seller or any subsidiary of Seller at the Effective Time and who are employed by Buyer or a subsidiary of Buyer thereafter with the benefits maintained by Buyer and its affiliates from time to time for the benefit of their employees similarly situated. Buyer shall not be required to provide any benefits with respect to persons who at the Effective Time are former employees or beneficiaries of former employees of Seller, except as provided under the terms of the governing documents of the Buyer Pension Plans and Buyer Benefit Plans or as may be otherwise required under any health benefit continuation rights provisions of federal or state law. Buyer shall provide all such Buyer benefits as soon as practicable following the Effective Time. Until such time as Buyer is able to provide such benefits to such persons (such time being referred to as the "Transition Date"), Buyer agrees to provide such persons with the employee benefits set forth in Section 4.11 of the Seller Disclosure Schedule as maintained for their benefit immediately prior to the Effective Time. Buyer shall cause each plan, program or arrangement included among the benefits of Buyer to be provided after the Effective Time, except for the Buyer's defined benefit pension plan, to treat the prior service of each such employee with the Seller or its affiliates, to the extent such prior service is recognized under the comparable plan, program or arrangement of the Seller, as service rendered to Buyer or its affiliate, as the case may be, for purposes of eligibility to participate, vesting, and eligibility for special benefits under each such plan, program or arrangement of Buyer, but not in any case for benefit accrual attributable to any period before the Effective Time. Without limiting the foregoing, Buyer and its affiliates shall not treat any employee of Seller or any of its affiliates as a "new" employee for purposes of any exclusion under any health or similar plan of Buyer or any of its affiliates for a preexisting medical condition. Nothing herein shall impose any obligation upon Buyer and its subsidiaries to maintain, continue or adopt any employee pension plans, employee benefit plans, or other benefit arrangements after the Transition Date, nor prohibit the Buyer or its subsidiaries from amending any such plan or plans after the Transition Date, to the extent permitted by the terms of such plans and applicable law.

                  (b) Additional Benefits Matters. Following the Effective Time, Buyer shall, or shall cause its subsidiaries to, honor in accordance with their terms all employment, severance and other compensation contracts between Seller or any subsidiary thereof and any director, officer or employee thereof, and all provisions for benefits or other amounts earned or accrued through the Effective Time under the Seller Pension Plans or the Seller Benefit Plans. Any employee of Seller or any subsidiary of Seller who becomes an employee of Buyer or any subsidiary of Buyer immediately following the Effective Time who is not otherwise covered by an employment, severance or other compensation agreement and who has been identified by Buyer within the first six months from and after the Closing Date as an employee whose employment shall be terminated as a result of Buyer's consolidation and/or cost-saving efforts in respect of the Acquisition Merger following the Effective Time, shall be entitled to receive from and after the date of such employee's termination of employment two weeks of salary continuation for each full year of prior service with Seller prior to the Effective Time, such salary continuation to continue for a maximum period, regardless of such employee's length of such prior service, of twenty-six weeks. Buyer shall not be obligated under any circumstances to employ any person who is employed by Seller immediately prior to the Effective Time. In addition to the foregoing,
         (i) Buyer has  agreed to provide  the  employee  benefits  set forth in
         Section 5.12 of the Seller Disclosure Schedule and (ii) those persons who are identified in Section 5.12 of the Seller Disclosure Schedule shall continue to receive, following any termination of their employment with Buyer or any Buyer subsidiary following the Effective Time, health care continuation coverage under Buyer's appropriate group health plan until such persons reach the age at which they become eligible to receive Medicare health coverage; provided, however, that such persons must pay to Buyer at all times during which they receive such continuing coverage the same premium amounts as would be required of persons receiving such health care continuation coverage pursuant to the requirements of COBRA and such health care continuation coverage shall terminate for any such person at such time as he becomes eligible to receive substantially equivalent health care coverage from any other employer after the Effective Time.

         5.13     Directors' and Officers' Indemnification and Insurance.

                  (a) In the event of any  threatened or actual  claim,  action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of the Seller or any of Seller's subsidiaries or a trustee of any Seller Benefit Plans, Seller Pension Plans or Seller Other Plans (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of the Seller or any of Seller's subsidiaries or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto. It is understood and agreed that prior to the Effective Time, Seller shall indemnify and hold harmless, and that from and after the Effective Time the Surviving Corporation shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), (i) Seller and, from and after the Effective Time, the Surviving Corporation shall promptly pay all reasonably documented expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, (ii) the Indemnified Parties may retain counsel mutually satisfactory to them and Seller and, from and after the Effective Time, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties within thirty days after statements therefor are received, and (iii) Seller and, from and after the Effective Time, the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter; provided, however, that neither Seller, Buyer nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further, however, that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Seller and, from and after the Effective Time, the Surviving Corporation thereof, provided that the failure to so notify shall not affect the obligations of Seller, Buyer or the Surviving Corporation, except to the extent such failure to notify materially prejudices such party.

                  (b) Buyer agrees that all rights to indemnification existing in favor, and all limitations on the personal liability, of any director, officer or other employee of Seller or any of its subsidiaries provided for in Seller's certificate of incorporation or by-laws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Acquisition Merger and shall continue in full force and effect in perpetuity. In the event Buyer or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.13.

                  (c) Buyer shall use all reasonable efforts to cause the persons serving as officers and directors of the Seller and any subsidiary of Seller immediately prior to the Effective Time to be covered for a period of six (6) years from the Closing Date by the directors' and officers' liability insurance policy maintained as of the date hereof by the Seller (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring at or prior to the Effective Time, which were committed by such officers and directors in their capacity as such; provided, however, that if such coverage cannot be obtained at a total cost to Buyer of not more than $207,000 then

         Buyer shall only be required hereunder to obtain such lesser coverage as may be obtained for such amount.

         5.14  Accountants'  Letters.  Each of the  parties  shall  cause  to be delivered to the other "comfort" letters from its independent public accountants, dated the date on which the Buyer Registration Statement (or last amendment thereto) shall become effective and dated the Closing Date, relating to the information about such party included in the Buyer Registration Statement, including the Proxy Statement, and addressed to the other party, in form and substance which is reasonably satisfactory to the receiving party and customary in transactions of the nature contemplated hereby.

         5.15 Maintenance of Records. Through the Effective Time, the Seller will maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. The Buyer may, at its own expense, make such copies of and excerpts from the Records as it may deem desirable. All Records, whether held by the Buyer or the Seller, shall be maintained for such periods as are required by law, unless the parties shall, applicable law permitting, agree in writing to a different period. From and after the Effective Time, the Buyer shall be solely responsible for continuing maintenance of the Records.

         5.16 Leases. Seller shall consult with Buyer before renewing or extending any lease of Seller or any subsidiary of real property or any material lease of Seller or any subsidiary relating to furniture, fixtures or equipment or other personal property , in each case that is currently in effect but that would otherwise expire on or prior to the Effective Time. Seller shall not cancel, terminate or take any other action that is likely to result in any cancellation or termination of any such lease without first consulting with Buyer.

         5.17 Bank Merger. To the extent requested by Buyer, Seller shall take, and cause the Bank to take, all necessary and appropriate actions to effect the merger of the Bank with and into Buyer's principal banking subsidiary, Vermont National Bank, on or after the Closing Date, in accordance with the requirements of all applicable laws and regulations.

         5.18 Certain Policies of Seller. At the request of Buyer, after the time at which all Requisite Regulatory Approvals have been received for the Acquisition Merger, all other conditions precedent to Seller's obligations under this Agreement have been satisfied or waived and Buyer has confirmed in writing that all other conditions precedent to Buyer's obligations under this Agreement have been satisfied or waived, and prior to the Effective Time, Seller shall cooperate with Buyer with the objective of modifying and changing its receivables, loan accrual, charge-off, real estate valuation, loan loss reserve and investment policies and practices and such other accounting and/or financial policies and practices as may be requested by Buyer to reflect Buyer's plans with respect to the conduct of Seller's business following the Acquisition Merger and to make adequate provision for the cost and expenses relating thereto. The Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.18.

                                   ARTICLE VI

                               CLOSING CONDITIONS

         6.01 Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

                  (a)  Stockholders'   Approvals.   This  Agreement  and/or  the
         transactions contemplated hereby shall have been approved by the Buyer Requisite Vote and the Seller Requisite Vote.

                  (b) Governmental Consents. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency which are necessary for the consummation of the transactions contemplated by this Agreement, including without limitation the Acquisition Merger, shall have been filed, occurred or been obtained (all such authorizations, orders, declarations, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. In addition, the Buyer shall have received all state securities or blue sky permits and other authorizations necessary to issue the Buyer Common Stock in connection with the Acquisition Merger in accordance with all applicable state securities or blue sky laws.

                  (c) Buyer Registration Statement. The Buyer Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or a threatened stop order.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

         6.02 Conditions to the Obligations of Buyer Under This Agreement. The obligations of the Buyer under this Agreement shall be further subject to the satisfaction or waiver by the Buyer, at or prior to the Effective Time, of the following conditions:

                  (a) Absence of Material Adverse Changes. There shall not have occurred any change since September 30, 1995 in the assets, liabilities, business, operations, results of operations or condition of the Seller or any of its subsidiaries which has had, individually or in the aggregate, a Material Adverse Effect on the Seller.

                  (b) Representations and Warranties; Performance of Obligations. The obligations of the Seller to the Bank required to be performed by them at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of the Seller and the Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Buyer shall have received certificates to that effect signed by the chairman or president and the chief financial officer or chief accounting officer of each of the Seller and the Bank.

                  (c) Third-Party Approvals. Any and all permits, consents, waivers, clearances, approvals and authorizations of or notices to all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received, made or obtained by the Seller or the Bank, shall have been so received, made or obtained by the Seller or the Bank, as applicable, other than permits, consents, waivers, clearances, approvals, authorizations and notices the failure of which to have received, made or obtained would neither make it impossible to consummate the transactions contemplated by this Agreement nor result in any Material Adverse Effect on the Buyer after the Effective Time.

                  (d) Tax Opinion. The Buyer shall have received an opinion dated the Closing Date from its counsel, Sullivan & Worcester LLP, or other counsel selected by the Buyer and reasonably acceptable to the Seller, substantially to the effect that (A) the Acquisition Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (B) each of the Buyer and the Seller should be a party to a reorganization within the meaning of Section 368(b) of the Code, and (C) no gain or loss should be recognized by the Buyer or the Seller as a result of the Acquisition Merger. In rendering such opinion, Sullivan & Worcester LLP shall be entitled to require delivery of, and to refer to and rely upon, such facts and representations set forth in certificates received from the Buyer, the Seller, their respective officers, directors and affiliates, and from the stockholders of the Seller, as Sullivan & Worcester LLP shall deem necessary or appropriate to enable it to render such opinion, and the parties hereto agree to use their respective best efforts to obtain such representations and certificates.

                  (e) Seller Affiliates Agreements. Seller shall have delivered to Buyer the letter pertaining to the Seller Affiliates, as contemplated under Section 5.06 above, and each of the executed Seller Affiliates Agreements that have been received by Seller as of the Effective Time.

                  (f) Burdensome Condition. None of the Requisite Regulatory Approvals shall impose any term, condition or restriction upon Buyer or any Buyer subsidiary that Buyer in good faith reasonably determines would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable judgment of Buyer the consummation of the Acquisition Merger.

                  (g) Dissenting  Shares.  The Dissenting  Shares, as defined in
         Section 2.09(c) hereof, shall not represent more than 20% of the shares of Seller Common Stock issued and outstanding immediately prior to the Effective Time.

                  (h) Legal Opinion. Buyer shall have received the opinion of Hale and Dorr, counsel to Seller and the Bank, dated the Closing Date, in a form that is customary for transactions of this type.

         In addition to the foregoing, the Seller and the Bank will furnish the Buyer with such additional certificates, instruments or other documents in the name or on behalf of the Seller or the Bank, as the case may be, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section
6.02 as the Buyer may reasonably request.

         6.03 Conditions to the Obligations of Seller and Bank Under This Agreement. The obligations of the Seller and the Bank under this Agreement shall be further subject to the satisfaction or waiver by the Seller, at or prior to the Effective Time, of the following conditions:

                  (a) Absence of Material Adverse Changes. There shall not have occurred any change since December 31, 1995 in the assets, liabilities, business, operations, results of operations or condition (financial or otherwise) of the Buyer or any of its subsidiaries which has had, individually or in the aggregate, a Material Adverse Effect on the Buyer.

                  (b) Representations and Warranties; Performance of Obligations. The obligations of the Buyer required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Seller and the Bank shall have received a certificate to that effect signed by the executive vice president and chief financial officer (or other authorized officer(s)) of the Buyer.

                  (c) Third-Party Approvals. Any and all permits, consents, waivers, clearances, approvals and authorizations of or notices to all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received, made or obtained by the Buyer, shall have been so received, made or obtained by the Buyer, other than permits, consents, waivers, clearances, approvals, authorizations and notices the failure of which to obtain would neither make it impossible to consummate the transactions contemplated by this Agreement nor result in a Material Adverse Effect on the Buyer after the Effective Time.

                  (d) Tax Opinion. The Seller shall have received an opinion dated the Closing Date from its counsel, Hale and Dorr, or other counsel selected by the Seller and reasonably acceptable to the Buyer, substantially to the effect that (A) the Acquisition Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (B) each of the Buyer and the Seller should be a party to a reorganization within the meaning of
         Section 368(b) of the Code, and (C) gain, if any, realized will be recognized by a stockholder of the Seller as a result of the Acquisition Merger, but not in excess of the amount of cash received by such stockholder. In rendering such opinion, Hale and Dorr shall be entitled to require delivery of, and to refer to and rely upon, such facts and representations set forth in certificates received from the Buyer and the Seller, their respective officers, directors and affiliates, and from the stockholders of the Seller, as Hale and Dorr shall deem necessary or appropriate to enable it to render such opinion, and the parties hereto agree to use their respective best efforts to obtain such representations and certificates.

                  (e) Nasdaq-NM Listing. The shares of the Buyer Common Stock issuable upon the Effective Time shall have been authorized for listing on the Nasdaq-NM upon official notice of issuance.

                  (f) Legal Opinion. Seller shall have received the opinion of Sullivan & Worcester LLP, counsel to Buyer, dated the Closing Date, in a form that is customary for transactions of this type.

         In addition to the foregoing, the Buyer will furnish the Seller with such additional certificates, instruments or other documents in the name or on behalf of the Buyer, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 6.03 as the Seller may reasonably request.


                                   ARTICLE VII

                                     CLOSING

         7.01 Time and Place. Subject to the provisions of Articles VI and VIII hereof, the closing of the transactions contemplated by this Agreement shall take place at the Boston, Massachusetts offices of Sullivan & Worcester LLP at 10:00 A.M., local time, on such date that is not later than the fifth business day after the date on which all of the conditions contained in Article VI hereof are satisfied or waived; or at such other place, at such other time, or on such other date as Seller and Buyer may mutually agree upon for such closing to take place.

         7.02 Deliveries at the Closing. Subject to the provisions of Articles VI and VIII hereof, at the closing contemplated by Section 7.01 above there shall be delivered to Seller and Buyer and their respective subsidiaries as applicable, the opinions, certificates, and other documents and instruments required to be delivered under Article VI hereof.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the parties' respective stockholders:

                  (a) by mutual written consent of the Seller and the Buyer authorized by their respective Boards of Directors;

                  (b) by either Buyer or Seller, if the Effective Time shall not have occurred on or prior to November 30, 1997 (the "Termination Date") or such later date as shall have been agreed to in writing by the Buyer and the Seller, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements herein required to be performed or observed at or prior to the Effective Time;

                  (c) by the Buyer or the Seller (i) thirty days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied, unless within the thirty-day period following such denial a petition for rehearing or an amended application has been filed with such governmental regulatory authority or agency, except that no party shall have the right to terminate this Agreement pursuant to this clause (i) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respects the covenants and agreements of such party set forth herein, or (ii) if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final permanent order or Injunction enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the time for appeal or petition for reconsideration of such order or Injunction shall have expired without such appeal or petition being granted or such order or Injunction shall otherwise have become final and non-appealable;

                  (d) by the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein, or in the Seller Option Agreement, which breach is not cured after thirty (30) days written notice thereof is given to the party committing such breach;

                  (e) by Buyer or Seller (provided that the terminating party is not then in material breach of any representation, warranty or covenant or other agreement contained herein or in the Seller Option Agreement), if the approval of either party's stockholders specified in Section
         5.05 above shall not have been obtained by reason of such party's failure to have obtained the requisite stockholder vote at a duly held meeting of such party's stockholders or at any adjournment thereof;

                  (f) by Seller, by action of its Board of Directors, by giving written notice of such election to Buyer within two business days after the Valuation Period, in the event the Average Closing Price is less than the Minimum Price; provided, however, that no right of termination shall arise under this Section 8.01(f) if Buyer elects within two business days of receipt of such written notice to increase the Acquisition Price by notifying Seller in writing that it has elected to utilize the Adjusted Acquisition Price in lieu of the Acquisition Price that would otherwise be required under Section 2.09(a) hereof; or

                  (g) by Buyer if Seller's  Board of Directors does not publicly recommend in the Proxy Statement that Seller's stockholders approve the proposals submitted to them in accordance with this Agreement, or if after recommending in the Proxy Statement that Seller's stockholders approve such proposals, Seller's Board of Directors shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Buyer.

         8.02     Effect of Termination.

                  (a) In the event of  termination  of this  Agreement by either the Seller or the Buyer as provided above, this Agreement shall forthwith become null and void (other than Sections 5.02(b), 8.02 (if applicable) and 9.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of any of the parties hereto or their respective officers or directors to the others, except (i) any liability of any party under said Sections 5.02(b), 8.02 (as may be applicable) and 9.01, (ii) that the Seller Option Agreement shall be governed by its own terms as to termination, and (iii) in the event of a party's gross negligence or willful breach of any material representation, warranty, covenant or agreement contained in this Agreement, in which case, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with the enforcement of its rights hereunder.

                  (b) As a condition of Buyer's willingness, and in order to induce Buyer, to enter into this Agreement and to reimburse Buyer for incurring the costs and expenses related to entering into this
         Agreement and consummating the transactions contemplated by this Agreement, Seller shall make a cash payment to Buyer of $1,000,000 if a Subsequent Triggering Event occurs at any time after the date hereof and prior to an Exercise Termination Event (as such terms are defined in Sections 2(b) and 2(e), respectively, of the Seller Option Agreement). Any payment required under this Section 8.02(b) shall be
         (i)
         payable by Seller to Buyer (by wire transfer of immediately available funds to an account designated by Buyer) within five business days after demand by Buyer and (ii) net of any expense reimbursement paid or to be paid by Seller to Buyer in accordance with Section 7(a) of the Seller Option Agreement and any other payments made on or prior to the date of such payment under this Section 8.02(b) by Seller to Buyer pursuant to the provisions of Section 8.02(a) (but in no event shall the amount payable under this Section 8.02(b) be less than zero).

         8.03 Amendment, Extension and Waiver. Subject to applicable law and as may be authorized by their respective Boards of Directors, at any time prior to the consummation of the transactions contemplated by this Agreement or termination of this Agreement in accordance with the provisions of Section 8.01 hereof, whether before or after the approvals of the parties' respective stockholders contemplated by Section 5.05 above, the parties may, (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI (other than Section 6.01) hereof; provided, however, that there may not be, without further approval of the parties' stockholders, to the extent required by law, any amendment, extension or waiver of this Agreement which changes the amount or form of the consideration to be delivered to Seller's stockholders hereunder other than as may be expressly contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Expenses. Except as otherwise agreed to in Section 8.02 hereunder or in other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         9.02 Non-Survival. None of the representations, warranties, covenants and agreements of the parties shall survive after the Effective Time, except for the agreements and covenants contained or referred to in Article II, Section 5.02(b), the last sentence of Section 5.07 and Sections 5.10, 5.12, 5.13, 8.02,
9.01 and 9.02, which agreements and covenants shall survive the Effective Time.

         9.03 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

                  (a)      If to the Seller, to:

                           Eastern Bancorp, Inc.
                           537 Central Avenue
                           Dover, New Hampshire  03820
                           Attention:  John A. Cobb
                                          President and Chief Executive Officer

                           Copy to:

                           Hale and Dorr
                           60 State Street
                           Boston, Massachusetts  02109
                           Attention:  Edward G. Young, Esq.

                  (b)      If to the Buyer, to:

                           Vermont Financial Services Corporation
                           100 Main Street
                           Brattleboro, Vermont  05302
                           Attention:  John D. Hashagen, Jr.
                                       President and Chief Executive Officer

                           Copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts  02109
                           Attention:  Christopher Cabot, Esq. and
                                       Stephen J. Coukos, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date delivered to the recipient party.

         9.04 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and that nothing in this Agreement, except for Sections 5.12 and 5.13 above, is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         9.05 Entire Agreement. This Agreement, including the documents and other writing referred to herein or delivered pursuant hereto, including the Seller Disclosure Schedule, the Seller Option Agreement and the Seller Stockholders' Agreement, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by either party hereto, have been expressed herein. This Agreement (including the aforementioned documents and writings) supersedes any prior or contemporaneous agreement or understanding between the parties hereto, oral or written, pertaining to any such matters, including without limitation the Confidentiality Agreement, which agreements or understandings shall be of no further force or effect for any persons.

         9.06 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed to be an original and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties.

         9.07 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, and, to the extent applicable, by federal law.

         9.08 Captions. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.09 Effect of Investigations. No investigation by the parties hereto made heretofore or hereafter, whether pursuant to this Agreement or otherwise shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation, subject, however, to Section 9.02 hereof.

         9.10 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

         9.11 Specific Enforceability. The parties recognize and hereby acknowledge that it is impossible to measure in money the damages that would result to a party by reason of the failure of either of the parties to perform any of the obligations imposed on it by this Agreement. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, each party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Reorganization to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.

                                     VERMONT FINANCIAL SERVICES CORPORATION



                                     By:/s/John D. Hashagen, Jr.
                                        --------------------------------
                                           John D. Hashagen, Jr.
                                           President and Chief Executive Officer


                                     EASTERN BANCORP, INC.




                                     By:/s/John A. Cobb
                                        --------------------------------
                                           John A. Cobb
                                           President and Chief Executive Officer


                                     VERMONT FEDERAL BANK, FSB



                                     By:/s/E. David Humphrey
                                        --------------------------------
                                           E. David Humphrey
                                           President and Chief Operating Officer

                                TABLE OF CONTENTS

ARTICLE I:  DEFINITIONS........................................................1

ARTICLE II:  THE ACQUISITION MERGER............................................7

                  2.01     Surviving Corporation...............................7
                  2.02     Purposes and Authorized Capital Stock of
                           Surviving Corporation...............................7
                  2.03     Effect of the Acquisition Merger....................7
                  2.04     Additional Actions..................................8
                  2.05     Certificate of Incorporation and By-laws............8
                  2.06     Directors and Officers..............................8
                  2.07     Effective Time; Conditions..........................8
                  2.08     Dissenters' Appraisal Rights........................9
                  2.09     Effect on Outstanding Shares........................9
                  2.10     Anti-Dilution......................................10
                  2.11     Exchange Procedures................................11
                  2.12     Treatment of Seller Stock Options..................13
                  2.13     Exchange Agent.....................................14
                  2.14     Election Procedures................................14

ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF BUYER.........................17

                  3.01     Corporate Organization.............................17
                  3.02     Capitalization.....................................17
                  3.03     Authority; No Violation............................18
                  3.04     Consents and Approvals.............................19
                  3.05     Financial Statements...............................19
                  3.06     Absence of Undisclosed Liabilities.................20
                  3.07     Broker's Fees......................................20
                  3.08     Absence of Certain Changes or Events...............20
                  3.09      Legal Proceedings.................................20
                  3.10     Agreements with Banking Authorities................20
                  3.11     Material Agreements................................20
                  3.12     Reports............................................21
                  3.13     Compliance with Applicable Law.....................21
                  3.14     Environmental Matters..............................21
                  3.15     Buyer Common Stock.................................22
                  3.16     Ownership of Seller Common Stock...................22
                  3.17     Financing..........................................22
                  3.18     Buyer Benefit Plans................................22
                  3.19     Buyer Information..................................23
                  3.20     Disclosure.........................................23

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF
                    SELLER AND THE BANK.......................................23

                  4.01     Corporate Organization.............................23
                  4.02     Capitalization.....................................24
                  4.03     Authority; No Violation............................25
                  4.04     Consents and Approvals.............................26
                  4.05     Financial Statements...............................26
                  4.06     Absence of Undisclosed Liabilities.................27
                  4.07     Broker's Fees......................................27
                  4.08     Absence of Certain Changes or Events...............27
                  4.09     Legal Proceedings..................................28
                  4.10     Taxes and Tax Returns..............................28
                  4.11     Employees..........................................30
                  4.12     Agreements with Banking Authorities................32
                  4.13     Material Agreements................................33
                  4.14     Ownership of Property..............................33
                  4.15     Reports............................................33
                  4.16     Compliance with Applicable Law.....................34
                  4.17     Environmental Matters..............................34
                  4.18     Antitakeover Statutes Not Applicable...............34
                  4.19     Ownership of Buyer Common Stock....................34
                  4.20     Insurance..........................................35
                  4.21     Labor..............................................35
                  4.22     Material Interests of Certain Persons..............35
                  4.23     Absence of Registration Obligations................35
                  4.24     Loans..............................................35
                  4.25     Investment Securities..............................36
                  4.26     Derivative Transactions............................36
                  4.27     Intellectual Property..............................36
                  4.28     Seller Information.................................36
                  4.29     Disclosure.........................................37

ARTICLE V:  COVENANTS OF THE PARTIES..........................................37

                  5.01     Conduct of Business................................37
                  5.02     Access to Properties and Records; Confidentiality..42
                  5.03     No  Solicitation...................................44
                  5.04     Regulatory Matters; Consents.......................44
                  5.05     Approval of Stockholders...........................45
                  5.06     Agreements of Seller's Affiliates..................46
                  5.07     Further Assurances.................................46
                  5.08     Disclosure Supplements.............................46

                  5.09     Public Announcements...............................46
                  5.10     Tax-Free Reorganization Treatment..................46
                  5.11     Stock Exchange Listing.............................47
                  5.12     Employment and Benefit Matters.....................47
                  5.13     Directors' and Officers' Indemnification
                           and Insurance......................................48
                  5.14     Accountants' Letters...............................50
                  5.15     Maintenance of Records.............................50
                  5.16     Leases.............................................50
                  5.17     Bank Merger........................................50
                  5.18     Certain Policies of Seller.........................50

ARTICLE VI:  CLOSING CONDITIONS...............................................51

                  6.01     Conditions to Each Party's Obligations Under
                           This Agreement.....................................51
                  6.02     Conditions to the Obligations of Buyer Under
                           This Agreement.....................................51
                  6.03     Conditions to the Obligations of Seller and
                           Bank Under This Agreement..........................53

ARTICLE VII:  CLOSING.........................................................54

                  7.01     Time and Place.....................................54
                  7.02     Deliveries at the Closing..........................55

ARTICLE VIII:  TERMINATION, AMENDMENT AND WAIVER..............................55

                  8.01     Termination........................................55
                  8.02     Effect of Termination..............................56
                  8.03     Amendment, Extension and Waiver....................57

ARTICLE IX:  MISCELLANEOUS....................................................57

                  9.01     Expenses...........................................57
                  9.02     Non-Survival.......................................57
                  9.03     Notices............................................58
                  9.04     Parties in Interest................................58
                  9.05     Entire Agreement...................................59
                  9.06     Counterparts.......................................59
                  9.07     Governing Law......................................59
                  9.08     Captions...........................................59
                  9.09     Effect of Investigations...........................59
                  9.10     Severability.......................................59
                  9.11     Specific Enforceability............................59

                         LIST OF SCHEDULES AND EXHIBITS



         SCHEDULES

         Seller Disclosure Schedule

         4.01(a)           FDIC Assessments
         4.01(c)           Minute Books
         4.02(a)           Holders of Seller Stock Options
         4.02(b)           Seller Subsidiaries
         4.03(b)           Non Contravention Exceptions
         4.04              Consents and Approvals
         4.06              Liabilities
         4.08              Material Changes
         4.09              Legal Proceedings
         4.10              Taxes
         4.11              Seller Plans
         4.12              Regulatory Agreements
         4.13              Material Agreements
         4.14              Ownership of Property
         4.15              Seller Reports
         4.16              Compliance With Laws
         4.17              Environmental Matters
         4.20              Insurance Matters
         4.21              Labor Matters
         4.22              Material Interests of Certain Persons
         4.24              Loans
         4.25              Investment Securities
         4.26              Derivative Transactions
         5.01              Conduct of the Business
         5.12              Additional Employee Benefits; Senior Executives to
                           Receive Continuing Health Care Coverage


         EXHIBITS

         A.       Form of Seller Option Agreement
         B.       Form of Seller Stockholders' Agreement
         C.       Form of Seller Affiliates Agreement